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                                                                     EXHIBIT 4.1



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                         POOLING AND SERVICING AGREEMENT

                                  by and among

                          PHOENIX LEASING INCORPORATED

                                  as Servicer,

                          PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION

                                  as Depositor,

                                       and

                              BANKERS TRUST COMPANY

                                   as Trustee

                  ---------------------------------------------


                          Dated as of November 1, 1995


                  ---------------------------------------------

                          PSSFC Equipment Trust 1995-1
                       Equipment Lease-Backed Certificates



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                                TABLE OF CONTENTS
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ARTICLE I.     DEFINITIONS............................................     1

      Section 1.01.   Definitions.....................................     1

ARTICLE II.    TRANSFER OF INITIAL TRANSFERRED
               PROPERTY; ORIGINAL ISSUANCE OF
               CERTIFICATES...........................................    20

      Section 2.01.   Transfer of Initial Transferred
                        Property......................................    20
      Section 2.02.   Custody of Leases and Lease
                        Files.........................................    21
      Section 2.03.   Conditions to Closing...........................    21
      Section 2.04.   Acceptance by Trustee...........................    22
      Section 2.05.   Liabilities of the Trust and
                        Parties to this Agreement;
                        Limitations Thereon...........................    23

ARTICLE III.   REPRESENTATIONS, WARRANTIES AND
               COVENANTS..............................................    25

      Section 3.01.   Representations, Warranties and
                        Covenants of Depositor........................    25
      Section 3.02.   Representations, Warranties and
                        Covenants of the Servicer.....................    27

ARTICLE IV.    PERFECTION OF TRANSFER.................................    30

      Section 4.01.   Filing; Custody of Lease Files..................    30
      Section 4.02.   Name Change or Relocation.......................    31
      Section 4.03.   Chief Executive Office..........................    31
      Section 4.04.   Costs and Expenses..............................    31

ARTICLE IV.    CERTAIN TAX MATTERS....................................    33

ARTICLE V.     SERVICING OF THE TRANSFERRED PROPERTY..................    34

      Section 5.01.   Retention of Servicer;
                        Responsibilities of Servicer..................    34
      Section 5.02.   Standard of Care................................    37
      Section 5.03.   Servicer Advances...............................    38
      Section 5.04.   Maintenance of Security Interest
                        in the Transferred Property...................    38
      Section 5.05.   Servicing Compensation; Payment
                        of Certain Expenses by
                        Servicer......................................    38
      Section 5.06.   Servicer's Certificate..........................    39
      Section 5.07.   Annual Statement as to
                        Compliance....................................    39
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      Section 5.08.   Financial Statements and
                        Independent Accountant's
                        Servicing Certificate Review..................    39
      Section 5.09.   Access to Certain Documentation
                        and Information Regarding the
                        Transferred Property..........................    40
      Section 5.10.   Other Necessary Data............................    42
      Section 5.11.   Release of Leases...............................    42
      Section 5.12.   Removal Related to Upgrades or
                        Trade-Ins and Delinquent
                        Leases........................................    43
      Section 5.13.   Substitution....................................    43
      Section 5.14.   Security Deposits...............................    45

ARTICLE VI.    DEPOSITS, DISTRIBUTIONS, AND STATEMENTS
               TO CERTIFICATEHOLDERS..................................    46

      Section 6.01.   Collection Account.
                      ................................................    46
      Section 6.02.   Advance Payment Account and New
                        Transferred Property Funding
                        Account.......................................    47
      Section 6.03.   Investment of Monies Held in the
                        Accounts; Subaccounts.........................    48
      Section 6.04.   Transfer of New Transferred
                        Property; Distributions from
                        Accounts......................................    48
      Section 6.05.   Statements to
                        Certificateholders............................    54
      Section 6.06.   Compliance With Withholding
                        Requirements..................................    57
      Section 6.07.   Disbursement Instructions.......................    57

ARTICLE VII.   REMOVAL OF NONCONFORMING TRANSFERRED
               PROPERTY...............................................    58

ARTICLE VIII.  THE CERTIFICATES.......................................    59

      Section 8.01.    The Certificates...............................    59
      Section 8.02.    Initial Issuance of
                         Certificates.................................    61
      Section 8.03.    Registration of Transfer and
                         Exchange of Certificates.....................    62
      Section 8.04.    Mutilated, Destroyed, Lost or
                         Stolen Certificates..........................    63
      Section 8.05.    Persons Deemed Owners..........................    64
      Section 8.06.    Access to List of Certificate-
                         holders' Names and Addresses.................    64
      Section 8.07.    Acts of Certificateholders.....................    64
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ARTICLE IX.    THE SERVICER AND THE DEPOSITOR.........................    66

      Section 9.01.    ...............................................    66
      Liability of Servicer; Indemnities..............................    66
      Section 9.02.    Merger, Consolidation, or
               Assumption of the Obligations of
               Servicer...............................................    67
      Section 9.03.    Limitation on Liability of
               Servicer and Others....................................    67
      Section 9.04.    Servicer Not to Resign.........................    68
      Section 9.05.    Liability of the Depositor.....................    68
      Section 9.06.    Limitation on Liability of the
                         Depositor....................................    68
      Section 9.07.    Indemnity for Liability Claims.................    69
      Section 9.08.    General Limitation of Liability................    69

ARTICLE X.     SERVICING TERMINATION..................................    70

     Section 10.01.    Events of Servicing Termination................    70
     Section 10.02.    Trustee to Act; Appointment of
                         Successor....................................    72
     Section 10.03.    Notification to
                         Certificateholders...........................    73
     Section 10.04.    Waiver of Past Defaults........................    74
     Section 10.05.    Effects of Termination of
                         Servicer.....................................    74

ARTICLE XI.    THE TRUSTEE............................................    75

      Section 11.01.   Duties of Trustee..............................    75
      Section 11.02.   Eligible Investments...........................    76
      Section 11.03.   Trustee's Assignment of Leases.................    77
      Section 11.04.   Certain Matters Affecting the
                         Trustee......................................    77
      Section 11.05.   Trustee Not Liable for
                         Certificates or Leases.......................    78
      Section 11.06.   Trustee May Own Certificates...................    79
      Section 11.07.   Trustee's Fees and Expenses....................    80
      Section 11.08.   Eligibility Requirements for
                         Trustee......................................    80
      Section 11.09.   Resignation or Removal of
                         Trustee......................................    81
      Section 11.10.   Successor Trustee..............................    82
      Section 11.11.   Merger or Consolidation of
                         Trustee......................................    82
      Section 11.12.   Appointment of Co-Trustee or
                         Separate Trustee.............................    83
      Section 11.13.   Trustee May Enforce Claims
                         Without Possession of
                         Certificate..................................    84
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      Section 11.14.   Suits for Enforcement..........................    85
      Section 11.15.   Representations and Warranties
                         of Trustee...................................    85

ARTICLE XII.   TERMINATION............................................    87

      Section 12.01.   Termination of the Trust.......................    87
      Section 12.02.   Optional Removal of All
                         Transferred Property; Final
                         Disposition of Funds.........................    87
      Section 12.03.   Termination Upon Liquidation of
                         Transferor...................................    88

ARTICLE XIII.  MISCELLANEOUS PROVISIONS...............................    91

      Section 13.01.   Amendment......................................    91
      Section 13.02.   Limitation on Rights of
                         Certificateholders...........................    91

      Section 13.03.   Counterparts...................................    93
      Section 13.04.   Governing Law..................................    93
      Section 13.05.   Notices........................................    93
      Section 13.06.   Severability of Provisions.....................    93
      Section 13.07.   Assignment.....................................    94
      Section 13.08.   Binding Effect.................................    94
      Section 13.09.   Survival of Agreement..........................    94
      Section 13.10.   Captions.......................................    94
      Section 13.11.   Exhibits.......................................    94
      Section 13.12.   Calculations...................................    94
      Section 13.13.   General Interpretive Principles................    94


EXHIBITS

      EXHIBIT A        Form of Class A Certificate
      EXHIBIT B        Form of Class B Certificate
      EXHIBIT C        Form of Trust Certificate
      EXHIBIT D        Form of Servicer's Certificate
      EXHIBIT E        Form of Assignment
      EXHIBIT E(1)     Wiring Instructions Form
      EXHIBIT F        Form of Transferee Certification
      EXHIBIT F-1      Form of Transferee Certification
      EXHIBIT G        Form of Transferee Certification

SCHEDULES

      SCHEDULE I       List of Initial Leases
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                This POOLING AND SERVICING AGREEMENT, dated as of November 1,
1995, is made with respect to the formation of the PSSFC Leasing Receivables Trust 1995-1 and is made by and among Phoenix Leasing Incorporated, a California corporation, as Servicer, Prudential Securities Secured Financing Corporation, a Delaware corporation, as Depositor, and Bankers Trust Company, a New York banking corporation, as Trustee.

                                  WITNESSETH:

                 In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

                 Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                 Accounts: The Collection Account, the Advance Payment Account and the New Transferred Property Funding Account.

                 Actual Payment: With respect to a Collection Period and a Lease, all Scheduled Payments, Prepayments, Final Lease Payments, Residual Receipts and Defaulted Residual Receipts received by the Servicer from or on behalf of a User with respect to such Lease during such Collection Period. Actual Payments do not include Initial Unpaid Amounts, Reconveyance Amounts, Advance Payments and Servicer Advances.

                 Actuarial Method: The method of allocating a Scheduled Payment or Overdue Payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of (a) the Discount Rate multiplied by (b) the Lease Principal Balance (before giving effect to such principal payment) multiplied by (c) one-twelfth (1/12).

   Additional Lease: Any Lease transferred to the Trust pursuant to Section 6.04(a) hereof.

                 Advance Payment: With respect to a Lease and a Collection Period, any Scheduled Payment, Final Lease Payment, Purchase Option Payment or portion of either made by or on behalf of a User and received by the Servicer during such Collection Period, which Scheduled Payment, Final Lease

Payment, Purchase Option Payment or portion of either does not become due until a subsequent Collection Period.

                 Advance Payment Account: The account or accounts established and maintained pursuant to Section 6.03(a) hereof.

                 Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Agreement: This Pooling and Servicing Agreement and all amendments hereof.

                 Applicable Certificates: For so long as the Class A Certificate Principal Balance is greater than zero, the Class A Certificates. Following reduction of the Class A Certificate Principal Balance to zero, and for so long as the Class B Certificate Principal Balance is greater than zero, the Class B Certificates. Following reduction of the Class B Certificate Balance to zero, the Trust Certificates.

                 Applicant: The meaning ascribed to such term in Section 8.06 hereof.

                 Available Funds: With respect to a Payment Date, shall mean all amounts held in the Collection Account on the related Determination Date, other than Residual Receipts and other than any such amounts which relate to amounts due during the Collection Period in which such Payment Date or any subsequent Payment Date occurs.

                 Base Principal Amount: With respect to any Payment Date other than the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the aggregate Lease Principal Balances of the Leases as of the close of business on the second preceding Calculation Date over (y) the aggregate Lease Principal Balances of the Leases as of the close of business on the immediately preceding Calculation Date. With respect to the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the aggregate Lease Principal Balances of the Leases as of the close of business on the Closing Date over (y) the aggregate Lease Principal Balances of the Leases as of the close of business on the immediately preceding Calculation Date.

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                 Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, San Raphael, California, or in the city and State where the Trustee's or the Servicer's principal offices are located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto of any differences in Business Days between the States of California (or any other state where the Servicer has its principal office) and New York.

                 Calculation Date: The last day of a Collection Period. Amounts calculated from Calculation Date balances shall be calculated from such balances as of the close of business on the Calculation Date.

                 Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

                 Certificate Register:  The register maintained pursuant to
Section 8.03 hereof.

                 Certificates: The Class A Certificates, the Class B Certificates and the Trust Certificates.

                 Class A Base Principal Distribution Amount: (i) With respect to any Payment Date prior to the Class B Termination Date, the product of (x) the Class A Percentage and (y) the Base Principal Amount for such Payment Date.

                 (ii) With respect to the Class B Termination Date, the amount described in clause (i) above plus the portion of the Class B Base Principal Amount not applied as a reduction of the Class B Certificate Principal Balance on the Class B Termination Date.

                 (iii) With respect to any Payment Date following the Class B Termination Date, the Base Principal Amount for such Payment Date.

                 Class A Certificate: Any one of the Class A Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

                 Class A Certificate Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Trustee on the related Determination Date representing the ratio of (x) the Class A Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class A Certificate Principal Amount.


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                 Class A Certificateholder:  The Person in whose name a Class A
Certificate is registered in the Certificate Register.

                 Class A Certificate Interest: With respect to any Payment Date, the interest accrued on the Class A Certificates during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A Certificate Rate and (y) the aggregate Class A Certificate Principal Balance outstanding immediately prior to such Payment Date.

                 Class A Certificate Principal Balance: At any time, the Initial Class A Certificate Principal Amount minus all payments theretofore received by the Class A Certificateholders on account of principal.

                 Class A Certificate Rate:  6.850% per annum.

                 Class A Overdue Interest: With respect to any Payment Date the difference between (I) the sum of

                 A) the excess if any of any Class A Certificate Interest due on such Payment Date over the Class A Certificate Interest paid on such Payment Date and;

                 B) the product of (i) the amount of Class A Overdue Interest due on the immediately preceding Payment Date and (ii) one-twelfth of the Discount Rate plus 1,

and (II) any Class A Overdue Interest paid in the current period.

                 Class A Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Certificateholders on all prior Payment Dates.

                 Class A Percentage:  72%.

                 Class A Percentage Interest: The interest in the Class A Portion of the Trust that is evidenced by a Class A Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Class A Certificates evidencing in the aggregate Class A Percentage Interests totalling 100%. To the extent that, for federal income tax purposes, the Class A Certificates constitute indebtedness, all references in this Agreement to Holders of Class A Certificates owning a specified percentage of the outstanding Class A Certificate Principal Balance shall be construed to mean Holders of Class A Certificates


                                        4
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evidencing such specified percentage of the then outstanding indebtedness.

                 Class A Portion: The aggregate interest in the Trust evidenced by the Class A Certificates.

                 Class B Base Principal Distribution Amount: With respect to any Payment Date, the product of (x) the Class B Percentage and (y) the Base Principal Amount for such Payment Date.

                 Class B Certificate: Anyone of the Class B Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

                 Class B Certificate Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Trustee on the related Determination Date representing the ratio of (x) the Class B Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B Certificate Principal Amount.

                 Class B Certificateholder: The Person in whose name a Class B Certificate is registered in the Certificate Register.

                 Class B Certificate Interest: With respect to any Payment Date, the interest accrued on the Class B Certificates during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Certificate Rate and (y) the aggregate Class B Certificate Principal Balance outstanding immediately prior to such Payment Date.

                 Class B Certificate Principal Balance: At any time, the Initial Class B Certificate Principal Amount minus all payments theretofore received by the Class B Certificateholders on account of principal.

                 Class B Certificate Rate:  8.10% per annum.

                 Class B Overdue Interest: With respect to any Payment Date the difference between (I) the sum of

                 A) the excess if any of any Class B Certificate Interest due on such Payment Date over the Class B Certificate Interest paid on such Payment Date and;

                 B) the product of (i) the amount of Class B Overdue Interest due on the immediately preceding Payment Date and (ii) one-twelfth of the Discount Rate plus 1,

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and (II) any Class B Overdue Interest paid in the current period.

                 Class B Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B Certificateholders on all prior Payment Dates.

                 Class B Percentage:  19%.

                 Class B Percentage Interest: The interest in the Class B Portion of the Trust that is evidenced by a Class B Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Class B Certificates evidencing in the aggregate Class B Percentage Interests totalling 100%. To the extent that, for federal income tax purposes, the Class B Certificates constitute indebtedness, all references in this Agreement to Holders of Class B Certificates owning a specified percentage of the outstanding Class B Certificate Principal Balance shall be construed to mean Holders of Class B Certificates evidencing such specified percentage of the then outstanding indebtedness.

                 Class B Portion: The aggregate interest in the Trust evidenced by the Class B Certificates.

                 Class B Termination Date: The Payment Date on which the Class B Certificate Principal Balance is reduced to zero.

                 Closing Date:    November 30, 1995.

                 Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                 Collection Account: The account or accounts established and maintained pursuant to Section 6.02 hereof.

                 Collection Period: With respect to any Payment Date, the immediately preceding calendar month.

                 Computer Tape: Collectively, the computer tapes generated by the Servicer which provide information relating to the Leases and which were, or will be, used by the Servicer in selecting the Leases contributed to the Transferor pursuant to the Contribution Agreement.

                 Contribution Agreement: The Contribution Agreement, dated as of the date hereof, between the Contributor and the Transferor, whereby the Contributor (i) transfers, contributes and assigns the Initial Transferred Property as a capital contribution to the Transferor; and (ii) agrees to contribute and assign the New Transferred Property to the Transferor from time to time. The term "Contribution Agreement" includes the term "Contribution Agreement Supplement".

                 Contribution Agreement Supplement. Each Contribution Agreement Supplement executed and delivered pursuant to the Contribution Agreement.

                 Contributor: Phoenix Leasing Incorporated, a California corporation.

                 Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in
Section 13.05 hereof.

                 Cut-Off Date: With respect to the Initial Leases, the close of business on November 1, 1995. With respect to any New Lease transferred to the Trust, the close of business on the day preceding the date of such transfer.

                 Defaulted Lease: A Delinquent Lease (a)(i) with respect to which a User is contractually delinquent for four consecutive months (without regard to any Servicer Advances or the application of any Security Deposit) or
(ii) as to which the Servicer has determined in accordance with its customary servicing practices, for purposes of this Agreement, that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) such Lease has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred; provided, however, for purposes of the definition of the term Required Amortization Event only, a Delinquent Lease that would have been a Defaulted Lease except for the occurrence of a Release Event described in Section 5.12(b), shall be considered a Defaulted Lease.

                 Defaulted Residual Receipts. All proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such User to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment, including any applicable taxes and any attorneys' fees.

                 Delinquent Lease: A Lease (a) as to which less than 90% of the Scheduled Payment was received when due by the Servicer as of the close of business on the last day of the

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month in which such payment was due and (b) which is not a Defaulted Lease.

                 Depository: The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

                 Determination Date: With respect to a Collection Period, a date which is the fifteenth day of the calendar month in the month immediately succeeding the month in which such Collection Period ends, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than three Business Days prior to the Payment Date for such Collection Period.

                 Direct Participant: Any broker-dealer, bank or other financial institution for which the Depository holds Class A Notes from time to time as a securities depositary.

                 Discount Rate:  8.611%.

                 Electronic Ledgers: The electronic master records of all contracts of the Contributor and the Servicer similar to and including the Leases.

                 Eligible Investments:  Any of the following:

              (i) direct obligations of the United States of America, (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) and including certificates or other instruments evidencing direct ownership of future interest or principal payments on such direct obligations of the United States (such as CATS, TIGRS, Treasury Receipts and Stripped Treasury Coupons), which obligations are rated or assessed in the highest rating category by the Rating Agency in its highest rating category, or if such investment is not rated by the Rating Agency, then in the highest rating category by S&P and Moody's and held by a custodian in safekeeping on behalf of the holders of such receipts) or obligations the full and timely payment of the principal of and interest on which is fully guaranteed by the United States of America, but excluding shares of or investments in mutual funds or unit investment trusts unless rated by each Rating Agency then rating the Certificates in its highest rating category which, in each of the foregoing cases, are not subject to early redemption;

              (ii) interest-bearing demand or time deposits (including certificates of deposit) in banks, provided

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     such deposits are either (a) with banks whose short term obligations are rated by the Rating Agency in the highest rating category, or, if such deposits are not rated by the Rating Agency, are rated no lower than "A-1+" by S&P and "P-1" by Moody's and that are federally chartered commercial banks which deposits are collateralized as to both principal and accrued interest at 103% by obligations described in clause (i) provided that such bank shall create a valid first perfected security interest for the Trustee in such obligations or (b) fully insured by the Federal Deposit Insurance Corporation;

              (iii) repurchase agreements with a term not exceeding 30 days pursuant to a written agreement between the Trustee and either a primary dealer on the Federal Reserve reporting dealer list which falls under the jurisdiction of the SIPC and the unsecured securities of which are rated by the Rating Agency in its highest rating category, or if such investment is not rated by the Rating Agency, then in the highest rating category by Moody's and S&P or a federally chartered commercial bank with combined capital and surplus aggregating at least one hundred million dollars ($100,000,000) whose accounts are insured by the Federal Deposit Insurance Corporation and the unsecured securities of which are rated by each Rating Agency then rating the Certificates in its highest rating category, the underlying securities of which are obligations described in clause (i) of this definition, are held by the Trustee free and clear of all third party claims and are required to be continuously maintained at a market value (valued at least weekly) at least equal to 103% of the repurchase price from time to time payable with respect thereto, and in which the Trustee has a perfected security interest free of all third-party claims;

              (iv) commercial paper rated, at the time of purchase, by the Rating Agency in its highest rating category, or, if such investment is not rated by the Rating Agency, then rated "Prime-l" by Moody's and "A-1+" or better by S&P and issued by corporations organized and operating within the United States and having total assets in excess of five hundred million dollars ($500,000,000); and

              (v) any no-load money market fund having a rating by the Rating Agency in its highest rating category, or, if such investment is not rated by the Rating Agency, then rated by S&P of "AAAm-G," or "AAAm" and by Moody's of "Aaa" or "P-1";

                 Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                 Equipment: The equipment leased to a User pursuant to any Lease.

                 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                 Event of Servicing Termination:  An event described in Section
10.01 hereof.

                 Excess Amounts: With respect to any Lease, any payment required to be paid by the related User pursuant to such Lease at the maturity of such Lease in excess of the Final Lease Payment with respect to such Lease.

                 Excess Cash: The amount that would otherwise be payable to the holder of the Trust Certificate if the Trust Certificate Principal Balance on such Payment Date is below 5.00% from Available Funds and Residual Receipts then remaining in the Collection Account and from the amount then remaining in the New Transferred Property Account, up to an amount equal to the aggregate Lease Principal Balance of the New Leases available to be transferred to the Trust.

                 Final Lease Payment: With respect to any Lease, any payment set forth in such Lease and required to be paid by the related User at the maturity of such Lease.

                 Financing Statements:

 Debtor                          Secured Party  Assignee  States Filed
 ------                          -------------  --------  ------------
 Phoenix Warehouse Inc., a       Contributor    Trustee   California, New
 Nevada Corporation                                       Jersey, Nevada,
                                                          Washington
 Phoenix Warehouse II Inc., a    Contributor    Trustee   California, New
 California Corporation                                   Jersey, Washington

 Contributor                     Transferor     Trustee   California, New
                                                          Jersey, New York,
                                                          Washington

 Transferor                      Depositor      Trustee   California, New
                                                          Jersey, New York,
                                                          Washington

 Debtor                          Secured Party  Assignee  States Filed
 ------                          -------------  --------  ------------
 Depositor                       Trustee        None      Delaware,
                                                          California,
                                                          New Jersey,
                                                          New York,
                                                          Washington


                 Growth Capital Leases: Those Leases originated as part of the Servicer's Growth Capital portfolio, most often constituting leases to young companies whose financing has been provided primarily by venture capitalists or strategic corporate partners.

                 Holder:  See Certificateholder.

                 Independent Accountant: A firm of nationally recognized independent certified public accountants with respect to the Contributor within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder, which shall be one of the so-called "Big Six" accounting firms.

                 Indirect Participant: Any financial institution for whom any Direct Participant holds an interest in a Class A Note.

                 Initial Amortization Date: The earlier to occur of (x) the Payment Date in December 1996 and (y) in the event that a Required Amortization Event occurs on a Payment Date, such payment Date, or otherwise, on the Payment Date which immediately follows the occurrence of a Required Amortization Event.

                 Initial Class A Certificate Principal Amount:  $21,423,000.00.

                 Initial Class B Certificate Principal Amount:  $5,654,000.00.

                 Initial Equipment: The Equipment transferred to the Trust on the Closing Date.

                 Initial Leases: The Leases transferred to the Trust on the Closing Date.

                 Initial Transferred Property: The property transferred and assigned by the Transferor to the Trust pursuant to Section 2.01 hereof, except for the Initial Unpaid Amounts relating thereto.

                 Initial Unpaid Amount:    With respect to a Lease, the excess
of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Lease.

                 Insurance Policy: With respect to an item of Equipment and the related Lease, any insurance policy required to be maintained by the User pursuant to such Lease that covers physical damage to such Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by the Contributor on behalf of the User).

                 Insurance Proceeds: With respect to an item of Equipment and the related Lease, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Lease.

                 Interest Accrual Period: With respect to each Payment Date the period commencing on the prior Payment Date (or on November 25, 1995 with respect to the December 26, 1995 Payment Date) and ending on the day immediately preceding such Payment Date.

                 Interest-Only Period: The period from the Closing Date to, but excluding, the Initial Amortization Date.

                 Investment Earnings: Any and all income from the investment of monies held, from time to time, in the Collection Account, the Advance Payment Account and the New Transferred Property Funding Account pursuant to
Section 6.04 hereof, net of any losses on any investments held in such accounts.

                 Lease: Each of the agreements conveyed to the Trust, including, as applicable, schedules, supplements and amendments thereto, under which the Contributor leases specified Equipment to a User and which are identified on the List of Initial Leases delivered on the Closing Date or, with respect to New Leases, on the List of New Leases delivered on the related Transfer Date.

                 Lease File: With respect to each Lease, the following documents:

                    (i) The executed original counterpart of the Lease that constitutes "chattel paper" for purposes of Sections 9-105(l)(b) and 9-305 of the UCC;

                   (ii) Copies of all documents (which may be in micro-fiche form or on the Servicer's computerized information system), if any, that the Contributor or the Servicer keeps on file for benefit of the Contributor in accordance with the Contributor's or the Servicer's customary procedures indicating that the Equipment is owned by the Contributor and copies of any and all other material documents that the Contributor or the Servicer keeps on file for the benefit of the Contributor in accordance with the Contributor's or the Servicer's customary procedures relating to any individual Lease, User or Equipment; and

                   (iii) Copies (together with all amendments, assignments, and continuations thereof and including evidence of filing with the appropriate office) of all UCC financing statements heretofore filed, or filed prior to the applicable Cut-Off Date with respect to New Leases identifying the User as debtor, the Contributor as secured party, and one of the Subsidiaries as the assignee if any.

                 Lease Pool: At any time, all Leases held as part of the Trust.

                 Lease Principal Balance: On any date of calculation with respect to a Lease which is not a Defaulted Lease, the present value of the Scheduled Payments and Final Lease Payment, if any, to become due with respect to such Lease on and after such date of calculation, discounted monthly to the Calculation Date immediately following such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Discount Rate; with respect to any Lease which has become a Defaulted Lease, zero.

                 Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

                 List of Initial Leases: The schedules of all Initial Leases originally transferred to the Trust, (i) which shall include for each Lease listed thereon (a) a number identifying such Lease, (b) the Lease Principal Balance, (c) the User, (d) the State in which the User's billing address is located, (e) the original and remaining maturity of the Lease term, (f) the Scheduled Payment amount for such Lease, (g) the Final Lease Payment, if any, on such Lease and (h) industry classification of the User and (ii) which shall be delivered to the Trustee (electronically or otherwise) on the Closing Date.

                 List of New Leases: The schedules of all New Leases conveyed to the Trust on a Transfer Date, (i) which shall include for each Lease listed thereon (a) a number identifying such Lease, (b) the Lease Principal Balance,
(c) the User, (d) the State in which the User's billing address is located, (e) the original and remaining maturity of the Lease term, (f) the Scheduled Payment amount for such Lease and (g) the Purchase Option Payment on such Lease and (ii) which shall be delivered to the Trustee on such Transfer Date.

                 Majority Holders: Certificateholders of Certificates of the Applicable Class that together own Certificates with an aggregate Percentage Interest in excess of 50%.

                 Moody's:  Moody's Investors Service.

                 New Leases: Those Leases listed on the List of New Leases attached to the related Contribution Agreement Supplement.

                 New Transferred Property: The property transferred and assigned from the Transferor to the Trust pursuant to Section 6.04(a) hereof, except for the Initial Unpaid Amounts relating thereto.

                 New Transferred Property Funding Account: The account or accounts established and maintained pursuant to Section 6.02(d) hereof.

                 Offset Amount:  The meaning ascribed to such term in Section
5.14 hereof.

                 Opinion of Counsel: A written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the addressees thereof.

                 Payment Date: The 25th day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

                 Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 Pool Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the aggregate Lease Principal Balance as of the immediately preceding Calculation Date to (y) the aggregate Lease Principal Balance as of the most recent Cut-Off Date.

                 Predecessor Lease:  As defined in Section 5.13 hereof.

                 Prepayment: With respect to a Collection Period and a Lease (except a Defaulted Lease), the amount received by the Servicer during such Collection Period from or on behalf of a User with respect to such Lease in excess of the sum of (x) the Scheduled Payment and any Final Lease Payment due, or any Purchase Option Payment made during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Lease, so long as such amount is designated by the User as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Residual Receipts are "Prepayments." The term "Reconveyance Amount" and the provisions relating to payment of Reconveyance Amounts shall govern the prepayment in full of any Lease during the period from the Cut-Off Date to and excluding the Closing Date.

                 Prepayment Amount: With respect to a Payment Date and a Lease, an amount, without duplication, equal to the sum of (i) the Lease Principal Balance as of the immediately preceding Payment Date (without any deduction for any Security Deposit paid by a User, unless such Security Deposit has been deposited in the Collection Account pursuant to Section 5.14 hereof);
(ii) the product of (x) such Lease's Lease Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate;
(iii) any Scheduled Payments theretofore due and not paid by a User; and (iv) any Final Lease Payment or Purchase Option Payment due or to become due under the Lease.

                 Private Certificates: The Class B Certificates and the Trust Certificates.

                 Purchase Option Payment: With respect to a Lease, any payment set forth in such Lease payable by the User (including any Security Deposit applied in respect thereof) upon the exercise of a purchase option for the Equipment relating to such Lease, whether or not the User actually exercises such purchase option, or with respect to any Lease which does not set forth a purchase option, any payment made by a User to purchase the Equipment relating to such Lease at the end of the term of such Lease.

                 Rating Agency:  Duff & Phelps Credit Rating Company.

                 Receivables Transfer Agreement: The Receivables Transfer Agreement dated as of November 1, 1995 between the Transferor and the Depositor. The term Receivables Transfer Agreement includes the term "Receivables Transfer Agreement Supplement."

                 Receivables Transfer Agreement Supplement: Each Receivables Transfer Agreement Supplement executed and delivered pursuant to the Receivables Transfer Agreement.

                 Reconveyance Amount: With respect to any Lease, the sum, without duplication, of (i) the Lease Principal Balance of such Lease (without any deduction for any Security Deposit paid by a User, unless such Security Deposit has been deposited in the Collection Account pursuant to Section 5.14 hereof) as of the date of reconveyance with respect to a Lease that is reconveyed by the Trust, or as of the Closing Date with respect to a Lease that shall have been prepaid in full on or after the Cut-Off Date and prior to the Closing Date, (ii) the product of (x) such Lease's Lease Principal Balance as of such date and (y) one-twelfth of the Discount Rate and (iii) any Scheduled Payments or Final Lease Payment theretofore due and not paid by a User, together with any unreimbursed Servicer Advances.

                 Record Date: With respect to any Payment Date other than the December 26, 1995 Payment Date, the last day of the immediately preceding calendar month. With respect to the December 26, 1995 Payment Date, the Record Date shall be December 18, 1995.

                 Release Event:  As defined in Section 5.11 hereof.

                 Remaining Available Funds: With respect to any Payment Date, the Available Funds, if any, remaining on deposit in the Collection Account following the payment on such Payment Date of the Servicing Fee, the Trustee's Fee, Class A Interest, Class A Overdue Interest, Class B Interest, Class B Overdue Interest, Class A Base Principal Distribution Amount, Class B Base Principal Distribution Amount, Class A Overdue Principal and Class B Overdue Principal.

                 Representation Letter: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Notes registered in the Note Register under the nominee name of the Depository.

                 Required Amortization Event: The earliest to occur of any of the following: (i) the occurrence of an "Event of Servicing Termination" under
Article X hereof that has not been waived, (ii) the amount on deposit in the New Transferred Property Funding Account exceeds $2,000,000, (iii) any event of the type described in clauses (iv) through (vii), inclusive, of Section 10.01(a) having occurred with respect to the Contributor, the Transferor or the Depositor, (iv) as of any Determination Date, the three-month average ratio of the aggregate Lease Principal Balance of Delinquent Leases which are 61 days or more delinquent to the aggregate Lease Principal Balance of all Leases, exceeds 7.5% or (v) as of any Determination Date, the ratio of the aggregate Lease Principal Balances of all Defaulted Leases which became Defaulted Leases during the Interest-Only Period to the aggregate Lease Principal Balances of all leases, exceeds 6.5%.

                 Residual Receipts: All Purchase Option Payments, Excess Amounts and proceeds of the sale of Equipment in the event the related User does not purchase the Equipment at the end of the related Lease to the extent such proceeds exceed any Scheduled Payments and Final Lease Payments remaining unpaid.

                 Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 Scheduled Payments: With respect to a Payment Date and a Lease, the periodic payment (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Lease) set forth in such Lease due from the User (including any Security Deposit applied with respect thereto) in the related Collection Period, calculated without regard to any modification granted pursuant to Section 5.01(c)(iv) of this Agreement, except for any modification made pursuant to Section 5.01(c)(iv)(C).

                 Securities Act:  The Securities Act of 1933, as amended.

                 Security Deposit: Any amount paid to the Contributor by a User as a security deposit or as a payment in advance of any amounts to become due on a Lease, which has not previously been refunded to such User or applied toward such User's obligations under such Lease.

                 Servicer: The Person performing the duties of the Servicer hereunder, initially Phoenix Leasing Incorporated.

                 Servicer Advance: Any amount paid by the Servicer with respect to a Delinquent Lease pursuant to Section 5.03.

                 Servicer Fee: The fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to
Article V, in an amount equal to the product of (x) one-twelfth of the Servicer Fee Rate and (y) the aggregate Lease Principal Balances as of the prior Calculation Date.

                 Servicer Fee Rate:  1.50% percent per annum.

                 Servicer's Certificate: A written informational statement, substantially in the form of Exhibit D hereto, to be provided by the Servicer in accordance with Section 5.06 of this Agreement and signed by a Servicing Officer and furnished to the Trustee and the Rating Agency by the Servicer.

                 Servicer Termination Notice:  The notice described in Section
10.01 hereof.

                 Servicing Charges: The sum of (i) any late payment charges paid by a User on a Delinquent Lease after application of any such charges to amounts then due under such Lease and (ii) any other incidental charges or fees received from a User.

                 Servicing Officer: Those officers of the Servicer involved in, or responsible for, the administration and servicing of the Leases, as identified on the list of Servicing Officers furnished by the Servicer to the Trustee, the Rating Agency and the Certificateholders from time to time. There shall not be fewer than four Servicing Officers.

                 State: Any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.

                 S&P:  Standard & Poor's.

                 Subordinated Amount: As of any Payment Date, the excess, if any, of (x) the aggregate Lease Principal Balances as of the immediately preceding Calculation Date over (y) the Class A Certificate Principal Balance as of such Payment Date, and after taking into account all payments to be made on such Payment Date.

                 Subsidiaries: Phoenix Warehouse Inc., a Nevada corporation, and a wholly-owned subsidiary of the Contributor and Phoenix Warehouse II Inc., a California corporation, and a wholly-owned subsidiary of the Contributor.

                 Substitute Lease:  As defined in Section 5.13 hereof.

                 Transfer Date: Any date on which the Trust acquires New Transferred Property pursuant to Section 6.04(a).

                 Transferor: Phoenix Receivables II, Inc., a Delaware corporation.

                 Transferred Property: The property conveyed, transferred and assigned by the Transferor to the Trust pursuant to Section 2.01 and 6.04(a) hereof, except for the Initial Unpaid Amounts relating thereto.

                 Trust: The trust created by this Agreement, the estate of which consists of the Trust Property.

                 Trust Certificate: Any one of the Trust Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit C hereto.

                 Trust Certificate Percentage Interest: The interest in the Trust Certificate Portion of the Trust that is evidenced by a Trust Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Trust Certificates evidencing in the aggregate Trust Certificate Percentage Interests totalling 100%.

                 Trust Certificate Portion: The aggregate interest in the Trust evidenced by the Trust Certificates.

                 Trust Certificate Principal Balance: As of any Payment Date, the positive difference, if any, between (i) the sum of (x) the aggregate Lease Principal Balances of all Leases as of the immediately preceding Calculation Date (y) the aggregate Lease Principal Balances as of the day prior to such Payment Date of all New Leases to be conveyed to the Trust on such Payment Date and (z) the amount on deposit in the New Transferred Property Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment Date) and (ii) the sum of (x) the outstanding Class A Certificate Principal Balance and (y) the outstanding Class B Certificate Principal Balance as of such Payment Date, after taking into account any distribution of the Base Principal Amount, Residual Receipts and Defaulted Residual Receipts on such Payment Date.

                 Trust Property: The Transferred Property, and funds from time to time deposited in the Collection Account, the Advance Payment Account and the New Transferred Property Funding Account.

                 Trustee: The institution executing this Agreement as Trustee, or its successor in interest, and any successor Trustee appointed as provided herein, or any successor to the Trustee's corporate trust business (or a substantial portion thereof).

                 UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

                 User: Any obligor, under any Lease, whose recourse obligations thereunder constitute the principal source of payments under any Lease, including any guarantor (excluding the Servicer) of such obligations.

                                  ARTICLE II.

                   TRANSFER OF INITIAL TRANSFERRED PROPERTY;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                 Section 2.01. Transfer of Initial Transferred Property. The Depositor, simultaneously with the execution and delivery of this Agreement, does hereby contribute, transfer, assign, and otherwise transfer and grant to the Trustee, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Certificateholders as their interests may appear as provided in this Agreement, all the right, title, and interest of the Depositor in and to (a) (i) any Initial Equipment that is owned by the Depositor and any and all income and proceeds from such Initial Equipment, but subject to the rights of the User to quiet enjoyment of such Initial Equipment under the related Initial Lease and (ii) any security interest of the Depositor in any of the Initial Equipment that is not owned by the Depositor, (b) the Initial Leases, including, without limitation, all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and any other payments due or made with respect to the Initial Leases after the Cut-Off Date relating to such Initial Leases, (c) any guarantees of a User's obligations under an Initial Lease, (d) all other documents in the Lease Files relating to the Initial Leases, including, without limitation, any UCC financing statements related to the Initial Leases or the Initial Equipment,
(e) any Insurance Policies and Insurance Proceeds with respect to the Initial Leases, (f) all of the Depositor's right, title and interest in and to, and rights under, the Receivables Transfer Agreement and the Contribution Agreement executed and delivered in accordance therewith, and (g) any and all income and proceeds of any of the foregoing; provided, however, that the contribution, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto or any warrants issued by a User to the Contributor.

                 It is the intention of the Depositor, which intention is acknowledged by the Trustee, that this assignment and related issuance of Certificates hereunder constitute the acquisition by the Trust of the Transferred Property conveying good title thereto and constituting a sale for financial accounting purposes, free and clear of all Liens from the Depositor to the Trust, and that the Transferred Property not be part of the Depositor's estate in the event of the insolvency or bankruptcy of the Depositor. In the event that the Transferred Property is held to be property of the Depositor's estate, or if for any reason this Agreement is held or deemed to create a security interest in the Transferred Property, then (x) this Agreement shall also be deemed to be a security agreement within the meaning of

Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of New York and California and (y) the transfer provided for in this
Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of
(A) a valid first priority perfected security interest in all of the Depositor's right, title and interest in and to the Transferred Property, except for the Equipment not owned by the Depositor, and (B) a valid assignment of its security interest in the Equipment not owned by the Depositor. The Depositor hereby grants such a security interest.

                 In the case of any Initial Lease which has been prepaid in full after the Cut-Off Date relating to the Initial Leases and prior to the Closing Date, the Depositor shall, on the Closing Date, deposit the Reconveyance Amount therefor and for the related Equipment in the Collection Account in lieu of taking the actions described in Sections 2.02 and 4.01 with respect thereto.

                 Section 2.02. Custody of Leases and Lease Files. The executed original counterpart of each Lease, together with the other documents or instruments, if any, which constitute a part of a Lease File shall be held by the Servicer as custodian for the Trustee, as provided in Section 4.01(b) hereof.

                 Section 2.03. Conditions to Closing. As conditions to the execution, authentication and delivery of the Certificates by the Trustee and the sale of the Certificates by the Depositor (by issuance thereof by the Trust upon the Depositor's instructions) on the Closing Date, (i) the Depositor shall have received by wire transfer the net proceeds of sale of the Class A Certificates in authorized denominations equal in the aggregate to the Initial Class A Certificate Principal Amount and (ii) the Trustee shall have received the following on or before the Closing Date:

                 (a) The List of Initial Leases, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

                 (b) Copies of resolutions of the Board of Directors of the Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of the Depositor;

                 (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and confirmed on the Business Day prior to the Closing Date by telegram, telephone or other similar means, evidencing the due organization and good standing of the Depositor in the State of Delaware;

                 (d) Copies of the Certificate of Incorporation and By-Laws of the Depositor certified by the Secretary of the Depositor;

                 (e) Delivery of the executed Financing Statements, prepared for filing;

                 (f) A certificate listing the Servicing Officers of the Servicer as of the Closing Date;

                 (g) Executed copies of the Contribution Agreement and of the Receivables Transfer Agreement;

                 (h) Copies of resolutions of the managing partners or Board of Directors of the Contributor, the Transferor and Servicer approving the execution, delivery and performance of this Agreement, the Contribution Agreement and the Receivables Transfer Agreement to which such entity is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of such entity;

                 (i) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and confirmed on the Business Day prior to the Closing Date by telegram, telephone or other similar means, evidencing the due organization and good standing of the Contributor and Servicer in the State of California and the Transferor in the State of Delaware;

                 (j) Copies of the Certificate of Incorporation and By-Laws of the Transferor's manager and of the Servicer, certified by a Secretary or an Assistant Secretary of the Transferor's manager and of the Servicer.

                 Section 2.04. Acceptance by Trustee. The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Agreement, of all right, title and interest in and to the Transferred Property and declares that the Trustee holds and will hold such right, title and interest upon the trusts herein set forth for the benefit of all present and future Certificateholders and the holder of the Trust Certificate for the use and purpose and subject to the terms and provisions of this Agreement. The Depositor hereby (x) appoints the Trustee as the Depositor's attorney-in-fact with all power independently to enforce all of the Depositor's rights against the Transferor hereunder, under the Contribution Agreement and under the Receivables Transfer Agreement and (y) directs the Trustee to enforce such rights. The Trustee hereby accepts such appointment and agrees to enforce such rights.

                 Section 2.05. Liabilities of the Trust and Parties to this Agreement; Limitations Thereon. (a) The obligations evidenced by the Certificates provide recourse only to the Trust Property and provide no recourse against the Depositor, the Transferor, the Contributor, the Servicer, the Trustee, or any other Person. The Holder of the Trust Certificate hereby instructs the Trustee to, and the Trustee hereby agrees to, cause the Trust to pay to (i) the Class A Certificateholders (x) an amount of principal equal to the Initial Class A Certificate Principal Amount and (y) Class A Certificate Interest and (ii) to the Class B Certificateholders (x) an amount of principal equal to the Initial Class B Certificate Principal Amount and (y) Class B Certificate Interest, in each case at the times, from the sources and on the terms and conditions set forth herein.

                 (b) The Depositor, the Transferor, the Contributor and the Servicer shall not be liable to the Trust, the Trustee or the Certificateholders except as provided in Article VII and Sections 9.01, 9.03, 9.04, 9.06, 9.08, 9.10 and 11.07 hereof, and, with respect to the Contributor, as provided in the Contribution Agreement and, with respect to the Transferor, as provided in the Receivables Transfer Agreement. Without limiting the generality of the foregoing, if any User fails to pay any Scheduled Payment, Final Lease Payment, exercised Purchase Option Payment or other amounts due under a Lease, then neither the Trustee, the Trust nor the Certificateholders will have any recourse against the Depositor, the Transferor, the Contributor or the Servicer for such Scheduled Payment, Final Lease Payment, exercised Purchase Option Payment, other amounts due under the Lease or any losses, damages, claims, liabilities or expenses incurred by the Trustee, the Trust or any Certificateholder as a direct or indirect result thereof, except as may be provided for in Article VII and Sections 9.01, 9.03, 9.04, 9.06, 9.08, 9.10 and
11.07 hereof, and, with respect to the Contributor, as provided in the Contribution Agreement and, with respect to the Transferor, as provided in the Receivables Transfer Agreement.

                 (c) The Trustee agrees that in the event of a default by a User under the terms of a Lease, which default is not cured within any applicable cure period set forth in such Lease, the Trustee, the Trust, and the Certificateholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of the Contributor (assigned to the Transferor and then to the Depositor and then to the Trustee) under the Leases, the Insurance Policies and any document in any Lease File in the name of the Trustee, the Trust and the Certificateholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Depositor to exercise such rights; provided, however, that the Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer. A carbon, photographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement in any State.

                 (d) The receipt of the Transferred Property by the Trustee pursuant to this Agreement does not constitute and is not intended to result in an assumption by the Trustee, the Trust or any Certificateholder of any obligation (except for the obligation not to disturb a User's right of quiet enjoyment) of the Contributor or the Servicer to any User or other Person in connection with the Equipment, the Leases, the Insurance Policies or any document in the Lease Files.

                                  ARTICLE III.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Section 3.01. Representations, Warranties and Covenants of Depositor. The Depositor hereby makes the following representations, warranties and covenants to the Trustee and the Certificateholders on which the Trustee relies in accepting the Initial Transferred Property in trust and in authenticating the Certificates, and on which the initial Certificateholders have relied in purchasing the Certificates. Such representations, warranties and covenants are made as of the Closing Date, shall be deemed to be re-affirmed on each subsequent Transfer Date and shall survive each sale, transfer and assignment of any Transferred Property to the Trustee, until the Certificates have been paid in full.

                 (a)  The Depositor represents and warrants, as to itself:

                      (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of the State of Delaware and each other applicable jurisdiction to the extent necessary to perform its obligations under this Agreement. The Depositor has the full power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all government or regulatory officials and bodies to own its properties, to conduct its business and to execute and deliver, engage in the transactions contemplated by, and perform and observe its obligations under, this Agreement; all such authorizations, approvals, orders, licenses and certificates are in full force and effect; and, there are no legal or governmental proceedings pending or, to the best knowledge of the Depositor, threatened that would result in a material modification, suspension or revocation thereof;

                     (ii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                    (iii) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority, court or any other third party is required for the execution, delivery and performance of or compliance by the Depositor with its obligations under this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby or thereby;

                     (iv) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Transferred Property or any documents or instruments evidencing or securing the Transferred Property;

                      (v) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

                     (vi) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder;

                    (vii) The Depositor's principal place of business is 130 John Street, New York, New York 10038; and

                    (viii) The Depositor's Registration Statement relating to the Class A Certificates has been declared effective under the Securities Act of 1933, as amended; such Registration Statement complies as to form with all requirements of such Act. The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading. To the best of the Depositor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.


                 It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.01 shall survive delivery of the respective Lease Files to the Servicer as custodian for the Trustee and shall inure to the benefit of the Trustee and the Certificateholders.

     Section 3.02. Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Trustee and the Certificateholders on which the Trustee relies in accepting the Initial Transferred Property in trust and authenticating the Certificates, on which the initial Certificateholders have relied in purchasing the Certificates from the Depositor. Such representations, warranties and covenants are made as of the Closing Date, shall be deemed to be re-affirmed on each subsequent Transfer Date and shall survive the contribution, transfer, and assignment of any Transferred Property to the Trustee.

              (a) The Servicer represents and warrants as to itself and its responsibilities:

              (i) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing in good standing under the laws of the State of California, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the Leases.

              (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Servicer's business and operations or in which the servicing of the Leases as required by this Agreement requires or will require such qualification, licenses or approvals.

              (iii) Authorization. The Servicer has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

              (iv) Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

              (v) No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law or, [to the best of the Servicer's knowledge,] any order, rule or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

              (vi) No Proceedings. There are no proceedings or investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Contribution Agreement, the Receivables Transfer Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Contribution Agreement, the Receivables Transfer Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

              (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Servicer in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date.

                 (b) The Servicer additionally covenants as follows as to the Transferred Property:

              (i) Lien in Force. The Servicer shall not release or assign any Lien in favor of the Trustee on any item of Equipment related to any Lease in whole or in part, except as provided herein. The Servicer shall use its best efforts to remove, or to cause the related User to remove, any Liens on the Trust Estate other than the Lien created hereby.

              (ii) Fulfill Obligations. The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Trust Property. The Servicer will not amend, rescind, cancel or modify any Lease or term or provision thereof, except as contemplated herein, and the Servicer will not do anything that would materially impair the rights of the Certificateholders in the Transferred Property, except as contemplated herein.

                                   ARTICLE IV.

                             PERFECTION OF TRANSFER

                 Section 4.01. Filing; Custody of Lease Files. (a) On the Closing Date with respect to the Initial Transferred Property and on the related Transfer Date with respect to the New Transferred Property, the Financing Statements shall be submitted for filing in the respective filing offices named therein. From time to time thereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trust's and the Certificateholders' interests in the Transferred Property against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

                 (b) (i) The Trustee on behalf of the Trust hereby acknowledges the transfer of the Transferred Property by the Depositor hereunder and declares that the Trustee, through a custodian, will hold such Transferred Property, including, the Lease Files, in trust, for the use and benefit of all Certificateholders subject to the terms and provisions hereof.

                 (ii) The Servicer shall hold and acknowledges that it is holding the Lease Files and all other Transferred Property that it may from time to time receive hereunder as custodian for the Trustee.

                 (iii)     The Servicer shall perform its duties under this
Section 4.01 in accordance with the standard set forth in Section 5.02 as such standard applies to servicers acting as custodial agents. The Servicer shall promptly report to the Trustee any failure by it to hold the complete Lease Files as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                           (x) hold the Lease Files on behalf of the Trustee for the benefit of the Trust, maintain accurate records pertaining to each Lease to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

                           (y) implement policies and procedures in accordance with the Servicer's normal business practices with respect to the handling and custody of the Lease

         Files so that the integrity and physical possession of the Lease Files will be maintained; and

                           (z) attend to all details in connection with maintaining custody of the Lease Files on behalf of the Trustee on behalf of the Trust.

                 (iv) In acting as custodian of the Lease Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Leases or the Lease Files. Promptly upon the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original contractual document with a User, and its master data processing records evidencing each Lease with a legend, acceptable to the Trustee, evidencing that the Trust has acquired the Leases and all right and title thereto and interest therein as provided herein.

                 (v) The Servicer agrees to maintain the related Lease Files at its office located in San Rafael, California or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Lease Files or any portion thereof without notice as necessary to conduct collection and other servicing activities.

                 Section 4.02. Name Change or Relocation. If any change in the Depositor's name, identity, structure or the location of its principal place of business or chief executive office occurs, then the Depositor shall deliver thirty (30) days' prior written notice of such change or relocation to the Servicer and the Trustee. No later than five days after the effective date of such change or relocation, the Depositor, as the case may be, shall file such amendments or statements as may be required to preserve and protect the Trust's and the Certificateholders' interests in the Transferred Property and deliver copies thereof to the Trustee.

                 Section 4.03. Chief Executive Offices. During the term of this Agreement, the Depositor will maintain its chief executive office and principal places of business in one of the States of the United States.

                 Section 4.04. Costs and Expenses. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust's and the Certificateholders' right, title and interest in and to the Trust Property (other than the Equipment, except with respect to Equipment related to Growth Capital Leases located in California, Washington or New Jersey). The Servicer agrees to pay all taxes (other than net income taxes or taxes imposed in lieu thereof), if any, owed in connection with ownership of the Equipment, together with all taxes required by the terms of the Leases to be paid by the Servicer on behalf of the related Users.

                                   ARTICLE IV.

                               CERTAIN TAX MATTERS

                 The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Certificates and the Class B Certificates shall constitute indebtedness and that for all applicable tax purposes, accordingly, the Holder of the Trust Certificate shall be treated as sole and exclusive owner of the Transferred Property. Further, each party hereto, including the Certificateholders, hereby covenants to every other party hereto to treat the Class A Certificates and the Class B Certificates as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take or participate in the taking of, or permit to be taken, any action that is inconsistent with the treatment of the Class A Certificates or of the Class B Certificates as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

                                   ARTICLE V.

                                    SERVICING
                           OF THE TRANSFERRED PROPERTY

                 Section 5.01. Retention of Servicer; Responsibilities of Servicer. (a) The Holder of the Trust Certificate hereby retains the Servicer for the purpose of servicing the Transferred Property; provided, however, that the Servicer shall service the Transferred Property only in conformance with the terms of this Agreement and the Leases and shall take no action to affect adversely in any material manner the interests of the Certificateholders in the Transferred Property. In consideration of such retention, the Holder of the Trust Certificate hereby agrees to pay to the Servicer the Servicer Fee, such Servicer Fee to be paid as provided in Section 6.04(c)(iii) hereof.

                 (b) The Servicer, for the benefit of the Class A and Class B Certificateholders, for itself and on behalf of the Holder of the Trust Certificate, shall be responsible for managing and servicing the Transferred Property, enforcing and making collections on the Leases and any Insurance Policies and enforcing any security interest in any item of Equipment not owned by the Trust, each in accordance with the standards and procedures set forth in this Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Trustee, with copies to the Rating Agency, with respect to distributions, making Servicer Advances, providing appropriate Federal income tax information to the Trustee for use in providing information to the Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trustee and the Certificateholders in the Transferred Property.

                 The Servicer shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, enforcement and collection that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer shall, and is hereby authorized and empowered by the Holders of the Trust Certificate and the Trustee, subject to
Section 5.02 hereof, to execute and deliver (on behalf of itself, the Certificateholders, the Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Leases, the Lease Files and the other Transferred Property. The Servicer also may, for itself and on behalf of the Holders of the Trust Certificate, in its sole discretion, waive any prepayment charge, late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Lease. Notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise expressly provided in this Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease which is not a Defaulted Lease. The Trustee shall execute and deliver any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing duties hereunder as may be prepared by the Servicer, at the Servicer's expense, and delivered to the Trustee for execution and delivery. The Trustee is not responsible for any legal insufficiencies in any such powers of attorney or other documents.

                 (c) The Servicer shall conduct any Transferred Property management, servicing, collection or enforcement actions in the following manner:

                     (i) The Servicer may sue to enforce or collect upon Leases as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Lease, the act of commencement shall be deemed to be an automatic assignment of the Lease to the Servicer for purposes of collection only. The Servicer may effect a settlement with a User with respect to a Defaulted Lease for less than the total amount due, in accordance with the Servicer's standard servicing procedures. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, then the Trustee on behalf of the Trust shall, at the Servicer's written request and upon receipt from the Servicer of satisfactory indemnity, take such steps as the Servicer deems necessary to enforce the Lease, including the execution of a limited power of attorney form the Trustee to the Servicer, or the institution of a suit in its name or the names of the Certificateholders;

                    (ii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Lease to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such rights;

                   (iii) The Servicer may grant to the User under any Lease which does not meet the definition of "Defaulted Lease" any rebate, refund or adjustment that the Servicer in good faith believes is required because of Prepayment in full of such Lease; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease or take any action with respect to any Lease which would materially impair the rights of the Trustee, or the Certificateholders in the Lease or proceeds thereof; and provided, further, that the amount payable by the User with respect to the Prepayment in full of a Lease, after giving effect to any such rebate, refund or adjustment described above (and without credit for any Security Deposit previously paid by the User), will not be less than the Prepayment Amount;

                    (iv) The Servicer may waive, modify or vary any term of any Lease or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Certificateholders; provided, however, that (A) the Servicer shall not forgive any payment of rent, principal or interest, except as provided in this Section 5.01(c)(iv), (B) unless the related Lease meets the requirements to be a "Defaulted Lease", the Servicer shall not permit any modification with respect to any Lease that would reduce or increase the Lease Principal Balance of the Lease, provided, that in no event shall the new maturity date be later than the latest maturity date of any other Lease then held by the Trust and (C) the Servicer may accept Prepayment in part or in full; provided, however, that (1) in the event of a Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and
         (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such Prepayment in part there are no delinquent amounts then due from the User, (y) such partial Prepayment will not reduce the Lease Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment minus
         (II) unpaid interest at the Discount Rate, accrued through the Payment Date immediately following such partial Prepayment, on the outstanding Lease Principal Balance prior to such partial Prepayment and (z) the Servicer in connection with such partial Prepayment accurately recalculates the Lease Principal Balance and the allocation of Scheduled Payments to principal and interest;

                     (v) In the event that the Servicer acquires title to any item of Equipment in the enforcement of any Lease, the Servicer shall use its best efforts to sell or otherwise dispose promptly of such item of Equipment, consistent with the standard of care set forth in Section 5.02 hereof. The Servicer shall not lease, as lessee, operate or otherwise manage any such items of Equipment unless the Servicer itself contributes to the Trust the related Reconveyance Amounts, in which case the Servicer may remove such items of Equipment from the Trust;

                    (vi) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall exercise any right under a Lease to accelerate the unpaid Scheduled Payments and Final Lease Payment thereunder not later than the earlier of (A) the date on which the User has been contractually delinquent for four consecutive payments or (B) the date on which the Servicer determines, in its sole discretion and in accordance with its customary servicing practices, that eventual payment of all unpaid Scheduled Payments is unlikely; provided, however, that the Servicer will not accelerate any Scheduled Payment or Final Lease Payment unless permitted to do so by the terms of the Lease or under applicable law;

                   (vii) Any payments received from a User will be allocated first, to any Scheduled Payments or Final Lease Payments due on the related Lease; second, to any Purchase Option Payments due on such Leases, third, to any sales, property or use taxes due or payable to any taxing authority, and fourth to all other amounts then payable by the User;

                  (viii) The Servicer may not allow an offset of the amount of any Security Deposit against any Scheduled Payment or Purchase Option Payment under such Lease, except as expressly permitted in
         Section 5.14 hereof; and

                    (ix) With respect to any Lease which does not have a written purchase option, the Servicer shall, before the end of the term thereof, offer the User the option to purchase the related Equipment at the end of such term for the fair market value of such Equipment.

                     (d) In no event may the Servicer modify Leases pursuant to clause (c)(iv)(A) above if the aggregate cumulative Lease Principal Balances of all Leases so modified, together with the aggregate cumulative Lease Principal Balances at the time of the modification of all Substitute Leases delivered pursuant to Section 5.13 hereof, exceed 10% of the aggregate Lease Principal Balance as of the Cut-Off Date.

                 Section 5.02. Standard of Care. In managing and servicing the Transferred Property and enforcing and making collections on the Leases and any Insurance Policies related to the Leases pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar contracts owned, managed or serviced by it. The Servicer shall comply with all applicable Federal and State laws and regulations; shall maintain all State and Federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder and shall not materially impair the rights of the Trustee or the Certificateholders in any Leases or payments thereunder or the Equipment.

                 Section 5.03. Servicer Advances. No later than the related Determination Date, the Servicer shall make a Servicer Advance for each Lease which is a Delinquent Lease on the related Calculation Date in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the prior Collection Period (and not previously covered by an unreimbursed Servicer Advance); provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 5.03 that the Servicer determines in its sole discretion and in accordance with its customary servicing practices is unlikely to be eventually repaid from Scheduled Payments, Final Lease Payments, Residual Receipts or Defaulted Residual Receipts made by or on behalf of the related User. On each Determination Date, the Servicer shall deliver to the Trustee and the Rating Agency the Servicer's Certificate listing the aggregate amount of Scheduled Payments and Final Lease Payments not received for the immediately prior Collection Period as of the related Calculation Date which it has determined, in its sole discretion and in accordance with its customary servicing practices, is likely to be recoverable from the related Users.

                 Section 5.04. Maintenance of Security Interest in the Transferred Property. The Servicer shall, in accordance with customary servicing procedures and at its own expense, use its best efforts to maintain perfection of the security interest created by this Agreement in the Transferred Property (other than the Equipment, except with respect to Equipment related to Gross Capital Leases located in California, Washington or New Jersey, and other than Transferred Property removed from the Trust pursuant to Section 5.12 or Article VII hereof). In connection with enforcing a Defaulted Lease the Servicer shall prepare, and the Contributor, the Transferor and the Depositor shall execute and the Servicer shall file UCC-1 statements naming the Trust as secured party with respect to the related Equipment. The Servicer shall take any action necessary to reperfect or to cause the re-perfection of such security interest on behalf of the Trust, as necessary.

                 Section 5.05. Servicing Compensation; Payment of Certain Expenses by Servicer. As compensation for its activities, the Servicer shall be entitled to receive the Servicer Fee and any Servicing Charges. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including, without limitation, (a) fees and disbursements of the Independent Accountants, taxes imposed on the Servicer or the Trust (but excluding any sales taxes or other taxes imposed on any User, the Depositor, the Transferor, the Contributor, the Trustee, any Certificateholder, or any other Person), (b) expenses incurred in connection with distributions and reports to Certificateholders and (c) all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders. The Servicer shall be reimbursed for any and all such amounts pursuant to Section 6.04(c)(iii) hereof, by the Trustee on behalf of the Holder of the Trust Certificate.

                 Section 5.06. Servicer's Certificate. Not later than 12:00 noon New York City time on each Determination Date, the Servicer shall deliver to the Trustee and the Rating Agency a Servicer's Certificate containing the information set forth on Exhibit D hereto, as of the related Payment Date.

                 Section 5.07. Annual Statement as to Compliance. The Servicer will deliver to the Depositor, the Trustee and the Rating Agency, not later than 90 days after the end of each fiscal year, commencing with the fiscal year commencing July 1, 1995, an officer's certificate signed on behalf of the Servicer by a Servicing Officer, dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer during the preceding 12-month period and of the Servicer's performance under this Agreement has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination hereunder has occurred and is continuing on such last day of such fiscal year or, if an Event of Servicing Termination has so occurred and is continuing, specifying each such Event of Servicing Termination known to such Servicing Officer and the nature and status thereof, and the steps, if any, necessary to remedy such Event of Servicing Termination.

                 Section 5.08. Financial Statements and Independent Accountant's Servicing Certificate Review. (a) The Servicer shall, not later than 90 days after the end of each fiscal year, commencing with the fiscal year commencing June 30, 1996, deliver to the Depositor, the Trustee and the Rating Agency a copy of the Servicer's annual financial statements for such fiscal year, audited by the Independent Accountant.

                 (b) The Servicer shall, within 60 days after the end of each calendar quarter, commencing with the quarter ending December 31, 1995, deliver to the Depositor, the

Trustee and the Rating Agency quarterly, unaudited financial statements of the Servicer for such calendar quarter.

                 (c) The Servicer shall inform the Depositor, the Rating Agency and the Trustee in writing, and the Trustee shall, upon written request, give notice to the Certificateholders, of the Servicer's fiscal year and any change in such fiscal year.

                 (d) The Servicer shall cause the Independent Accountant (who may also render other services to the Servicer and its Affiliates) to prepare a statement to the Trustee and the Rating Agency dated as of June 30, 1996, and annually as of the same month and day thereafter until the Certificate Principal Balance has been reduced to zero, to the effect that the Independent Accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Transferred Property and the Lease Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that the Independent Accountant has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period, and that, on the basis of such examination and comparison, nothing has come to the Independent Accountant's attention to indicate that, during the relevant period, (i) the Servicer has not serviced the Transferred Property in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it and otherwise in compliance with this Agreement, (ii) such accounts and records have not been maintained in accordance with Section 5.02 hereof, (iii) the information contained in the Servicer's Certificates does not reconcile with the information contained in such accounts and records or (iv) that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (A) such exceptions as the Independent Accountant shall believe to be immaterial and (B) such other exceptions as shall be set forth in such statement. On or before September 30 of each year, commencing on September 30, 1996, the Servicer shall deliver to the Trustee and the Rating Agency a copy of such statement.

                 Section 5.09. Access to Certain Documentation and Information Regarding the Transferred Property. (a) The Servicer shall provide the Trustee, any Certificateholder and their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Transferred Property (including the List of Initial Leases and the Lists of Additional Leases described in Section 5.09(b) hereof) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

                 The Servicer also agrees (i) to make available at the offices of the Servicer on a reasonable basis during normal business hours to any Certificateholder or prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer and (ii) to allow the Certificateholder or prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying such Certificateholder or prospective Certificateholder that the Servicer has the ability to service the Transferred Property in accordance with this Agreement.

                 (b) At all times during the term hereof, the Servicer shall either (i) keep available in physical form at its principal executive office for inspection by the Trustee, any Certificateholder or their duly authorized representatives, attorneys or accountants a list of all Leases then held as a part of the Trust, together with a reconciliation of such list to the List of Initial Leases and all Lists of Additional Leases and each of the Servicer's Certificates, indicating the cumulative removals and additions of Leases from the Trust or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

                 (c) The Servicer will maintain accounts and records as to each respective Lease serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Lease and the amounts from time to time deposited in the Collection Account in respect of such Lease.

                 (d) The Servicer will maintain its computerized accounts and records so that, from and after the time of transfer hereunder of each Lease to the Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Lease indicate clearly that the Lease is Trust Property. Indication of a Lease being Trust Property will be deleted from or modified on the Servicer's accounts and records when, and only when, a Release Event has occurred with respect to such Lease.

                 (e) Nothing in this Section 5.09 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Users, and the failure, as a result of such obligation of the Servicer, to provide access as provided in this Section 5.09 shall not constitute a breach of this Section 5.09.

                 (f) The Trustee and the Certificateholders shall use their respective best efforts to maintain in confidence all information which has been described as "confidential" and obtained by any of them regarding the Users and the Leases, whether upon exercise of their respective rights under this Section
5.09 or otherwise, unless, in the case of the Trustee, such non- disclosure shall interfere with the day to day business affairs of the Trustee, its audits and administrative oversight, or violate any applicable law or regulation applicable to the Trustee or unless ordered by a court of appropriate jurisdiction. No person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Servicer or for any other purpose except as set forth in this Agreement.

                 Section 5.10. Other Necessary Data. The Servicer shall, on request of the Trustee, furnish the Trustee such data necessary for the administration of the Trust as can be generated by the Servicer's existing data processing systems; to the extent that the Servicer's existing data processing systems cannot generate such data, the Servicer will cooperate with the Trustee in finding a method of furnishing such data.

                 Section 5.11. Release of Leases. (a) Upon (i) payment in full of any Lease by the User or by any Person on behalf of such User, (ii) any removal of a Lease by the Servicer pursuant to Article VII hereof, (iii) any Defaulted Lease with respect to which the Servicer has reasonably determined that all Residual Receipts and Defaulted Residual Receipts relating thereto have been received, or (iv) any removal of a Lease by the Servicer pursuant to Sections 5.12(a), 5.12(b) or 12.02 hereof (the events described in clauses (i) through (v) being "Release Events"), the Servicer will notify the Trustee on the next succeeding Determination Date by certification (which certification shall include a statement to the effect that all amounts received in connection with such Release Event which are required to be deposited in the Collection Account pursuant to Section 6.02(b) hereof have been so deposited) of a Servicing Officer on behalf of the Servicer and the Servicer may deliver the Lease to the Person purchasing such Lease.

                 Upon the Trustee's receipt of such delivery and request, such Lease and the related Transferred Property appurtenant thereto shall be deemed to be released from the

Trust. Upon release of such Lease, the Servicer is authorized to execute an instrument in satisfaction of such Lease and to do such other acts and execute such other documents as it deems necessary to discharge the User thereunder and release the related Equipment (v) to the related User in the event of a Release Event described in clause (i) preceding, (x) to the Servicer in the event of a Release Event described in clause (ii) preceding, (y) to the Person, if any, purchasing the related Equipment in the event of a Release Event described in clause (iii) preceding, or, if no person is purchasing such Equipment to the Holders of the Trust Certificate and (z) to itself in the event of a Release Event described in clause (iv) preceding.

                 (b) With respect to all Leases so released from the Trust, the Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Servicer, all the Trustee's right, title and interest in and to such Lease and Transferred Property appurtenant thereto, such assignment being an assignment outright and not for security. Such Person will thereupon own such Lease and related Transferred Property appurtenant thereto free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Trustee shall also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Lease and the Transferred Property appurtenant thereto. Any instrument or documents required to be executed by the Trustee pursuant to this Section 5.11(b) shall be prepared by the Servicer (or such Person) at the Servicer's (or such Person's) expense.

                 Section 5.12. Removal Related to Upgrades or Trade-Ins and Delinquent Leases. (a) In the event that a User requests an upgrade or trade-in of Equipment, the Servicer may remove the Equipment and the related Lease from the Trust by deposit of the Reconveyance Amount in the Collection Account on or before any Determination Date.

                 (b) The Servicer may remove any Delinquent Lease and related Transferred Property from the Trust with respect to which Lease the User is in default or such default is, in the Servicer's judgment, imminent, by deposit by the Servicer of the Reconveyance Amount in the Collection Account on or before any Determination Date.

                 Section 5.13. Substitution. The Servicer has the right (but not the obligation), at any time, to substitute one or more Leases (each a "Substitute Lease") and the Equipment subject thereto for a Lease (each a "Predecessor Lease") and the Equipment subject thereto if:

                 (i) The Predecessor Lease is then in default and, as of the most recent Determination Date, has been in default for at least thirty (30) consecutive days or a bankruptcy petition has been filed by or against the User;

                 (ii) The aggregate Lease Principal Balance(s) of such Substitute Lease or Leases is at least equal to the aggregate Lease Principal Balance(s) of such Substitute Lease or Leases, each as of the Calculation Date immediately following the date of such substitution; and

                 (iii) The Substitute Lease or Leases does not have a maturity date later than the maturity date of any other Lease held by the Trust.

                 Any substitution pursuant to this Section 5.13 shall become effective upon (i) delivery to the Trustee of an instrument or instruments effectively transferring to the Trust all right, title and interest of the Servicer in and to the Substitute Lease being substituted and the Equipment subject thereto, and (ii) delivery to the Servicer by the Trustee of an instrument or instruments transferring to the Servicer, without representation or warranty except with respect to unencumbered title, all of the Trust's right, title and interest in and to the Predecessor Lease and the related Equipment for which the substitution is being made.

                 In connection with any such substitution the Servicer shall be deemed to have made the representations and warranties set forth in Section 3.01(a) of the Contribution Agreement with respect to the Substitute Lease, except (i) that the only representations made with respect to Section 3.01(a)(xix)(b) of the Contribution Agreement shall be (D) and (G), which shall be true as of the date of substitution, and (ii) that following any substitution not more than 5% of the aggregate Lease Principal Balance shall relate to Equipment in any single state other than California, Washington or New Jersey.

                 In no event shall the Servicer substitute Leases if the aggregate cumulative Lease Principal Balances of such Substitute Leases at the time of substitution together with the aggregate cumulative Lease Principal Balances of all Leases modified pursuant to Section 5.01(c)(iv)(A) hereof is greater than 10% of the aggregate Lease Principal Balance as of the most recent Cut-Off Date.

                 On each Determination Date, the Servicer shall give written notice to the Trustee and any Rating Agency of each substitution of Leases made during the preceding Collection Period. The Trustee is under no obligation to verify that any such substitution of Leases was made in accordance with the provisions of this Agreement.

                 Section 5.14. Security Deposits. On the Closing Date the Servicer shall deposit to the Advance Payments Account the aggregate amount of Security Deposits held by it as of the Closing Date with respect to the Leases, together with any Security Deposits received by the Servicer with respect to the Leases after the Closing Date. The Security Deposits are held in the Advance Payment Account on behalf of the Users and the Certificateholders, as their interests may appear. In the event that (i) any User requests that a Security Deposit be applied as an offset against such User's payment obligations or Purchase Option Payment under a Lease or (ii) any Lease becomes a Defaulted Lease, the Servicer shall direct the Trustee, on the related Determination Date, to withdraw from the Advance Payment Account and deposit to the Collection Account an amount (the "Offset Amount") equal to the lesser of (a) the amount of such Security Deposit and (b) the amount of all unpaid and remaining Scheduled Payments, Final Lease Payments and Purchase Option Payments not then on deposit in the Collection Account, as payment in respect of, first, any unpaid Scheduled Payments or Final Lease Payments under the related Lease, and second, any unpaid Purchase Option Payment under the related Lease. The Servicer shall not permit any User any offset for its Security Deposit until the Offset Amount is deposited in the Collection Account, as required by this Section 5.14.

                 In no event shall the Trust, the Depositor, the Trustee, the Transferor, or any Certificateholder be liable to any User with respect to the Security Deposits. The Servicer shall indemnify and hold harmless the Trustee and the Certificateholders for any loss, cost and expense (including legal fees and expenses incurred by such parties in connection with the prosecution of claims made in connection therewith) suffered as a result of the Servicer's misappropriation or misapplication of any Security Deposit. This right of indemnification shall survive the termination of this Agreement.

                                   ARTICLE VI.

                   DEPOSITS, DISTRIBUTIONS, AND STATEMENTS TO
                               CERTIFICATEHOLDERS

                 Section 6.01. Collection Account. (a) The Servicer shall establish and maintain the Collection Account with the Trustee as one or more segregated trust accounts in the Trustee's corporate trust department, in the name of "PSSFC Equipment Trust 1995-1 (Phoenix Leasing) Collection Account, in trust for the registered holders of Equipment Lease-Backed Certificates." At the Servicer's written direction, the Trustee shall make withdrawals from the Collection Account only as provided in this Agreement.

                 (b)   At the times indicated in this Section 6.01(b) or in
Section 6.01(c) below, the following amounts shall be deposited in the Collection Account in immediately available funds:

                    (i) The Servicer shall deposit or cause to be deposited the aggregate amounts of Actual Payments;

                   (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 5.03 hereof;

                  (iii) The Trustee shall transfer from the Advance Payment Account any Scheduled Payment, Final Lease Payment (or portion thereof) or Purchase Option Payment theretofore funded by the related User through a deposit to the Advance Payment Account of an Advance Payment or of a Security Deposit;

                   (iv) The Servicer shall deposit any Reconveyance Amounts payable by it under this Agreement, the Receivables Transfer Agreement or the Contribution Agreement;

                    (v)   Investment earnings, as described in Section 6.03(a);
         and

                   (vi) The amount, if any, on deposit in the New Transferred Property Funding Account shall be withdrawn therefrom on the Initial Amortization Date and deposited in the Collection Account in immediately available funds.

                 (c) The Servicer shall so transfer the aggregate amount of Actual Payments no later than two Business Days after the Servicer's identification of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than the related Determination Date. The Servicer shall instruct the Trustee to deposit the portion of any Advance Payment due and owing for a Collection Period no later than the related Determination Date, and the portion of any Security Deposit as provided by Section 5.14. The Contributor or the Servicer shall so deposit the aggregate Reconveyance Amounts no later than the related Determination Date. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 6.01 shall be made no later than the second Business Day immediately preceding the related Payment Date.

                       (d) Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account, Advance Payment Account or New Transferred Property Funding Account amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

         Section 6.02. Advance Payment Account and New Transferred Property Funding Account.

                 (a) The Servicer shall establish and maintain the Advance Payment Account with the Trustee as one or more non-interest bearing, segregated trust accounts in the Trustee's corporate trust department, in the name of "PSSFC Equipment Trust 1995-1 (Phoenix Leasing) Advance Payment Account, in trust for the registered holders of Equipment Lease-Backed Certificates." The Trustee shall make or permit withdrawals from the Advance Payment Account only as provided in this Agreement.

                 (b) The Servicer shall deposit or cause to be deposited any Advance Payments in the Advance Payment Account in immediately available funds no later than two Business Days after the Servicer's identification of such payments. Security Deposits shall be deposited therein as required by Section 5.14 hereof.

                 (c) The Trustee shall withdraw payments from the Advance Payment Account in accordance with Section 6.01(c) hereof and deposit such amounts into the Collection Account.

                 (d) The Transferor shall establish and maintain the New Transferred Property Funding Account with the Trustee as one or more non-interest bearing, segregated trust accounts in the Trustee's corporate trust department, in the name of "PSSFC Equipment Trust 1995-1 New Transferred Property Funding Account, in trust for the registered holders of Equipment Lease-Backed Certificates." The Trustee shall make or permit withdrawals from the New Transferred Property Funding Account only as provided in this Agreement.

                 Section 6.03. Investment of Monies Held in the Accounts; Subaccounts. (a) The Servicer shall direct the Trustee to invest the amounts in each Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Investment earnings on amounts held in any Account shall be deposited in the Collection Account as earned.

                 (b) The Trustee and the Servicer may, from time to time and in connection with the administration of each Account, establish and maintain with the Trustee one or more sub-accounts of any of the Accounts, as the Trustee and/or the Servicer may consider useful.

                 Section 6.04. Transfer of New Transferred Property; Distributions from Accounts.

                 (a)(i) On each Payment Date during the Interest-Only Period, and provided that no Required Amortization Event has occurred as set forth in the Servicer's Certificate,

                          (1) pursuant to Section 6.04(c)(vii), the Trustee
                 shall pay from the Available Funds and Residual Receipts then remaining in the Collection Account and from amounts then remaining in the New Transferred Property Funding Account, an amount which would be, in the absence of losses, equal to the sum of (A) the Base Principal Amount with respect to such Payment Date and (B) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period and (C) the amount described in Section 6.04(a)(i)(2), if any, on such Payment Date upon the order of the Depositor in consideration of the transfer of New Transferred Property, which New Transferred Property shall have been transferred by the Contributor to the Transferor pursuant to the terms of a properly executed Contribution Agreement Supplement and by the Transferor to the Depositor pursuant to the terms of a properly executed Receivables Transfer Agreement Supplement and which relate to Leases having an aggregate Lease Principal Balance on such Payment Date equal as nearly as practicable to but not less than the amount of such Base Principal Amount, Residual Receipts and Defaulted Residual Receipts; and

                          (2) if the Trust Certificate Principal Balance on such
                 Payment Date is below 5.00% of the aggregate Lease Principal Balance of the Leases as of such Payment Date, any amounts otherwise payable to the holder of the Trust Certificate pursuant to Section 6.04(c)(ix) ("Excess Cash") hereof shall be disbursed upon the order of the Depositor in consideration of the transfer of the New Transferred Property to the extent described in the next sentence. The New Leases relating to such New Transferred Property shall have an aggregate Lease Principal Balance on such Payment Date equal as nearly as practicable to, but in no event less than the Excess Cash; provided, however, that the Depositor shall only be required to transfer New Leases to the extent necessary to increase the Trust Certificate Principal Balance to 5.00%.

                    (ii) If the Depositor, on any Payment Date during the Interest-Only Period, provided that no Required Amortization Event has occurred or, due to the operation of this clause (ii), will occur on such Payment Date, advises the Trustee that it cannot convey to the Trust New Transferred Property relating to New Leases having an aggregate Lease Principal Balance as of the day preceding such Payment Date at least equal to an amount which, in the absence of losses, would equal the sum of (x) the Base Principal Amount with respect to such Payment Date and (y) the Residual Receipts and Defaulted Residual Receipts received by the Servicer during the preceding Collection Period and (z) the amount described in Section 6.04(a)(i)(2) hereof, if any, on such Payment Date, then, pursuant to Section 6.04(c)(vii), the Trustee shall deposit to the New Transferred Property Funding Account any difference between an amount which, in the absence of losses, would equal (A) the sum of (I) the Base Principal Amount with respect to such Payment Date, and (II) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period and (III) the Excess Cash for such Payment Date and (B) the aggregate Lease Principal Balances of all New Leases relating to the New Transferred Property transferred to the Trust by the Depositor on such Payment Date. On future Payment Dates during the Interest-Only Period, amounts shall be disbursed from the New Transferred Property Funding Account upon the order of the Depositor in an amount equal to the aggregate Lease Principal Balances of the New Leases relating to the New Transferred Property, to the extent that such New Transferred Property is available from the Depositor after the Depositor has transferred to the Trust the New Transferred Property required to be transferred on such future Payment Dates pursuant to clauses (1) [and
         (2)] of

         Section 6.04(a)(i) above. If, on the Initial Amortization Date, any amount is on deposit in the New Transferred Property Funding Account, it shall be deposited in the Collection Account prior to making any payments or distributions on such Payment Date from the Collection Account and the New Transferred Property Account shall be closed.

                   (iii) Following the Interest-Only Period, the Depositor has the option (but not the obligation) to convey New Transferred Property to the Trust on each Payment Date. Such New Transferred Property shall relate to New Leases having an aggregate Lease Principal Balance not in excess of the aggregate amount of Prepayments deposited to the Collection Account with respect to the prior Collection Period; provided, however, that the Depositor may not so transfer New Transferred Property relating to New Leases having an aggregate Lease Principal Balance in excess of $5,000,000; and provided, further, that the final maturity date of any such New Lease shall not be later than January 1, 2003. The Trustee shall disburse on the applicable Transfer Date upon the order of the Depositor an amount equal to the lesser of 100% of the aggregate Lease Principal Balances of such New Leases as of the day preceding such Transfer Date and the aggregate amount of Prepayments deposited to the Collection Account with respect to the prior Collection Period. The Trustee on behalf of the Trust shall accept the transfer of any qualifying New Leases so tendered by the Depositor.

                   (iv) In connection with each transfer of New Transferred Property pursuant to this Section 6.04(a), the Trustee shall have received on the Determination Date preceding each Payment Date a List of New Leases listing all New Leases to be transferred to the Trust on such Transfer Date, together with (x) a Contribution Agreement Supplement, properly completed by an appropriate officer of the Contributor and (y) a Receivables Transfer Agreement Supplement, properly completed by an appropriate officer of the Transferor.

                 (b) If a Required Amortization Event occurs, then no further transfers of New Leases pursuant to paragraphs (a)(i) or (a)(ii) above shall occur, and all amounts that would otherwise have been disbursed in consideration of such conveyances shall be retained in the Collection Account and shall be distributed, as provided in paragraph (c) below.

                 (c) On each Payment Date, the Trustee shall pay the entire amount of money then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Servicer's Certificate, pursuant to Section

6.01 hereof to the Persons to which such money is then due, calculated on the basis of the Servicer's Certificate for the related Collection Period;
provided, however, that the failure of the Servicer to deliver a Servicer's Certificate shall not preclude the Trustee from paying (i) the Class A Certificate Interest due on such Payment Date pursuant to Section 6.04(c)(iv) hereof in an amount equal to the product of (x) one-twelfth of the Class A Certificate Rate and (y) the Class A Certificate Principal Balance reflected on the Servicer's Certificate most recently delivered by the Servicer and (ii) the Class B Certificate Interest due on such Payment Date pursuant to Section 6.04(c)(v) hereof in an amount equal to the product of (x) one-twelfth of the Class B Certificate Rate and (y) the Class B Certificate Principal Balance reflected on the Servicer's Certificate most recently delivered by the Servicer. On each Payment Date prior to the Initial Amortization Date, the Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

              (i) From the amount then remaining in the Collection Account to the Contributor by wire transfer of immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

             (ii) From the amount then remaining in the Collection Account to any party entitled thereto, by check, any indemnity payments paid pursuant to any Lease, to the extent that such amounts are inadvertently deposited in the Collection Account;

            (iii) From the Available Funds then remaining in the Collection Account to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                          (x) The Servicer Fee;

                          (y) An amount necessary to reimburse the Servicer for
                 any unrecoverable Servicer Advances; and

                          (z) Any Servicing Charges inadvertently deposited in
                 the Collection Account;

             (iv) From the Available Funds then remaining in the Collection Account, to the Class A Certificate-holders, the Class A Certificate Interest and Class A Overdue Interest for the related Interest Accrual Period;

              (v) From the Available Funds then remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Interest Accrual Period;

             (vi) From the amount then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in this Agreement, under Section
         9.03 or otherwise;

            (vii) From the Available Funds and Residual Receipts then remaining in the Collection Account and from amounts then remaining in the New Transferred Property Funding Account, upon the order of the Depositor up to an amount equal to the aggregate Lease Principal Balances of the New Leases available to be transferred to the Trust;

           (viii) From the Available Funds and Residual Receipts then remaining in the Collection Account, to the New Transferred Property Funding Account; and

             (ix) To the Holder of the Trust Certificate, any remaining amounts to the extent not otherwise required pursuant to the terms of this Agreement to be (a) disbursed upon the order of the Depositor in consideration of the transfer of New Transferred Property on such Payment Date or (b) deposited in the New Transferred Property Funding Account on such Payment Date.

           (d) On and after the Payment Date which is also the Initial Amortization Date, the Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

              (i) From the amount then remaining in the Collection Account to the Contributor by wire transfer of immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

             (ii) From the amount then remaining in the Collection Account to any party entitled thereto, by check, any indemnity payments paid pursuant to any Lease, to the extent that such amounts are inadvertently deposited in the Collection Account;

            (iii) From the Available Funds then remaining in the Collection Account to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                             (x) The Servicer Fee;

                             (y) An amount necessary to reimburse the Servicer for any unrecoverable Servicer Advances; and

                             (z) Any Servicing Charges inadvertently deposited in the Collection Account;

             (iv) From the Available Funds then remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Interest Accrual Period;

             (v) Until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of
         (1) the Class A Base Principal Distribution Amount for such Payment Date, and (2) any Class A Overdue Principal and (b) one-half of the Residual Receipts received by the Servicer during the prior Collection Period;

             (vi) From the Available Funds then remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Interest Accrual Period;

            (vii) Until the Class B Certificate Principal Balance has been reduced to zero, to the Class B Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of
         (1) the Class B Base Principal Distribution Amount for such Payment Date, and (2) any Class B Overdue Principal and (b) one-half of the Residual Receipts received by the Servicer during the prior Collection Period;

           (viii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in this Agreement, under
         Section 9.03 or otherwise; and

             (ix) Upon the order of the Depositor, the amount of Prepayments deposited to the Collection Account with respect to the related Collection Period may be disbursed in consideration of the transfer of New Transferred

         Property relating to New Leases having a cumulative aggregate Lease Principal Balance not in excess of 5,000,000 in accordance with Section 6.04(a)(iii).

                   (x) To the Holder of the Trust Certificate, any remaining amounts.

                 (e) All payments to Certificateholders shall be made on each Payment Date to each Certificateholder of record on the related Record Date by check, or, if requested by such Certificateholder, by wire transfer to the account designated in writing in the form of Exhibit E(1) hereto (or such other account as the Certificateholder may designate in writing) delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Certificateholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Certificateholders, the aggregate Class B Percentage Interest in the case of the Class B Certificateholders and the aggregate Trust Certificate Percentage Interest in the case of Holder of the Trust Certificate) of such payment.

                 Section 6.05. Statements to Certificateholders. (a) If the Servicer has delivered the Servicer's Certificate on the preceding Determination Date, then on each Payment Date the Trustee will forward it to the Rating Agency, and mail to each Private Certificateholder, a statement (which statement is based exclusively upon information that the Servicer furnished to the Trustee in the Servicer's Certificate delivered pursuant to Section 5.06 hereof or otherwise pursuant to this Agreement), not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of Initial Class A Certificate Principal Amount or of Initial Class B Certificate Principal Amount (as the case may be) as to (i) and (ii) below):

                     (i) With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of the Principal Distribution Amount and Class A or Class B Overdue Principal;

                    (ii) With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of Class A or Class B Certificate Interest and Class A or Class B Overdue Interest;

                   (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 6.04(c)(iii) hereof for the Collection Period;

                    (iv) The aggregate Class A Certificate Principal Balance, the aggregate Class B Certificate Principal Balance, the Class A Certificate Percentage, the Class A Certificate Factor, the Class B Certificate Factor, the Pool Factor and the aggregate Lease Principal Balance, after taking into account all distributions made on such Payment Date;

                     (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                    (vi)  The Subordinated Amount as of such Payment Date;

                   (vii) The amount of Residual Receipts and Defaulted Residual Receipts for the related Collection Period and the aggregate Lease Principal Balances for all Leases that became Defaulted Leases during the related Collection Period;

                  (viii) The total number of Leases and the aggregate Lease Principal Balances thereof, together with the number and aggregate Lease Principal Balances of all Leases as to which the Users, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Lease Payments), and Delinquent Leases reconveyed; and

                    (ix) The aggregate Lease Principal Balance of the New Transferred Property, if any.

                 (b) By January 31 of each calendar year, commencing January 31, 1997, or as otherwise required by applicable law, the Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Certificateholder a statement containing the applicable aggregate amounts with respect to such Certificateholder reported pursuant to Sections 6.04(c)(i) and 6.04(c)(ii) hereof for such calendar year or, in the event such Person was a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition to the foregoing the Trustee shall make available to Certificateholders any other information provided to the Trustee or otherwise in the Trustee's possession reasonably requested by Certificateholders in connection with tax matters, in accordance with the directions of the Servicer.

                 (c) The Servicer and the Trustee shall furnish to each Private Certificateholder, on request, during the term of this Agreement, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Private Certificateholder all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Private Certificateholder may reasonably require and as the Servicer and the Trustee may reasonably be able to produce. A Private Certificateholder may, by notice to the Trustee, waive receipt of any reports. The Trustee's obligation under this
Section 6.05(c) shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

                 (d) The Trustee shall promptly send to each Private Certificateholder and to the Rating Agency in writing:

                      (i) Notice of any breach by the Contributor, the Depositor or the Servicer of any of their respective representations, warranties and covenants made herein, in the Receivables Transfer Agreement or in the Contribution Agreement;

                     (ii) A copy of each Servicer's Certificate received by the Trustee pursuant to Section 5.06 hereof;

                    (iii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section
                                5.07 hereof;

                     (iv) A copy of each financial statement and Independent Accountant's review delivered to the Trustee pursuant to Section 5.08 hereof;

                      (v) Notice of any failure of the Trustee to conform to the eligibility requirements for the Trustee pursuant to Section 11.09 hereof;

                     (vi) Notice of the appointment of any co-trustee or separate trustee pursuant to Section 11.13 hereof;

                    (vii) Notice of any breach by the Trustee of its representations and warranties set forth in
                                Section 11.16 hereof;

                   (viii) Notice of the occurrence of any Required Amortization Event (which shall also be given to the Rating Agency);

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Private

Certificateholders to the extent that the Trustee has itself received the related information and the Private Certificateholders have not already received such notice or other items. Except as may be specifically provided herein, the Trustee shall have no obligation to seek to obtain any such information.

                 Section 6.06. Compliance With Withholding Requirements. Notwithstanding any other provisions of this Agreement, the Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Certificateholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Certificateholder for all purposes of this Agreement. In no event shall the consent of Certificateholders be required for any withholding.

                 Section 6.07. Disbursement Instructions. The Depositor hereby instructs the Trustee to disburse any funds to be disbursed "upon the order of" the Depositor pursuant to this Agreement to the account of the Transferor at State Street Bank and Trust, Boston, Massachusetts, ABA Routing #011000028, BNF = Benham Prime Money Market, AC-0505 893 8, FBO Phoenix Leasing Inc., #2110017.

                                  ARTICLE VII.

                  REMOVAL OF NONCONFORMING TRANSFERRED PROPERTY

                 Upon discovery by the Depositor, the Trustee or the Servicer of a breach of any of the representations or warranties set forth in Section 3.01(a) of the Contribution Agreement that materially and adversely affects any Lease, the related Equipment or the related Lease File, as the case may be, or if the Servicer fails to cause delivery of any UCC-3 financing statement in accordance with this Agreement, the party discovering such breach shall give prompt written notice to the other parties. The Trustee has no obligation to review or monitor the Transferred Property for compliance with such representations and warranties. As of the last day of the calendar month following the month of its discovery or its receipt of notice of breach (or, at the Contributor's election, any earlier date), the Contributor shall, pursuant to the Contribution Agreement unless such breach shall have been waived or cured in all material respects, remove such Lease and the related Transferred Property from the Trust. In consideration for the removal of such Transferred Property, the Contributor shall pursuant to the Contribution Agreement, no later than the Determination Date prior to the Payment Date next following such date, pay the Reconveyance Amount to the Trustee for deposit into the Collection Account. Any such nonconforming Lease so removed shall not be deemed to be a Defaulted Lease for purposes of this Article VII.

                 The obligation of the Contributor pursuant to the Contribution Agreement to remove any Transferred Property from the Trust and to remit the Reconveyance Amount, as appropriate, with respect to the related Lease as to which a breach has occurred and is continuing shall constitute the sole remedy against the Contributor for such breach available to the Trustee or the Certificateholders.


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
                                  ARTICLE VIII.

                                THE CERTIFICATES

                 Section 8.01. The Certificates. (a) Class A
Certificates will be issued in denominations of $1,000 and multiples thereof of Initial Class A Certificate Principal Amount, and the Class B Certificates will be issued in denominations of $1,000,000 and $1,000 increments above $1,000,000 of Initial Class B Certificate Principal Amount. The Trust Certificates will be issued without denomination. Each Certificate shall represent a validly issued and binding obligation, but only if such Certificate has been executed and authenticated by a Responsible Officer of the Trustee by manual signature. Certificates bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the form of the Certificates of the related Class, attached as Exhibits hereto, signed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Class A Certificates shall be substantially in the form set forth in Exhibit A hereto, all Class B Certificates shall be substantially in the form set forth in Exhibit B hereto, and the Trust Certificate shall be substantially in the form set forth in Exhibit C hereto. The Certificates shall be dated the date of their authentication. Neither the Certificates nor the Leases are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                 (b) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Initial Class A Certificate Principal Amount. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

                 The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                 With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Transferor, the Contributor, the Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Transferor, the Contributor, the Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Class A Certificate, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate.

                 Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                 (c) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

                 (d) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                 (e) No transfer of any Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under any State securities laws or "Blue Sky" laws or in a transaction which does not require such registration or qualification. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A thereunder, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Contributor, the Servicer, the Transferor, the Depositor, the Trustee or the Trust or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit G hereto, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Securities Act, the Private Certificateholder shall cause its prospective transferee to execute and deliver a certificate substantially in the form of Exhibit F hereto; provided, however, that with respect to any sale of a Private Certificate by an investment company registered under the Investment Company Act of 1940, as amended, made in reliance on Rule 144A, the Certificateholder may (in lieu of delivering a certificate in the form of Exhibit F) deliver to the Trustee a certificate in the form of Exhibit F-1 hereto with a copy of a Qualified Institutional Buyer Certificate in the form of Addendum 1 thereto. The Servicer promptly shall furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to Holders and prospective purchasers of Private Certificates in connection with the resale of the Private Certificates to permit compliance with Rule 144A in connection with such resale. No Private Certificate may be subdivided for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been $500,000.

                 Section 8.02. Initial Issuance of Certificates. The Trustee has delivered upon the instruction of the

Depositor, in exchange for the Transferred Property, Class A Certificates and Class B Certificates duly authenticated by the Trustee, in authorized denominations equaling in the aggregate the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount and Trust Certificates duly authenticated by the Trustee, evidencing an aggregate Trust Certificate Percentage Interest of 100%.

                 Section 8.03. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained, at the Corporate Trust Office, a Certificate Register in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. All Certificates shall be so registered.

                 (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute on behalf of the Trust, authenticate and deliver, subject to the requirements of Section 8.01(e) hereof in the case of the Private Certificates, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of the same class, of a like aggregate Percentage Interest, dated the date of such authentication.

                 (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same class (of authorized denominations in the case of Class A Certificates and Class B Certificates) of a like aggregate Class A Percentage Interest, Class B Percentage Interest or Trust Certificate Percentage Interest, as the case may be, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee on behalf of the Trust shall execute on behalf of the Trust, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit E hereto, duly executed by the Holder thereof or its attorney duly authorized in writing.

                 (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 (e) All Certificates surrendered for registration of transfer or exchange shall be delivered to the Trustee and cancelled and subsequently destroyed by the Trustee.

                 (f) Notwithstanding anything to the contrary herein, the Trust Certificate shall not be transferable under any condition and the Transferor, by accepting the Trust Certificate, agrees absolutely and unconditionally that it shall not assign any or all of its interest in the Trust Certificate to any Person; provided that the Transferor may pledge its rights to distributions with respect to the Trust Certificate. Any transfer of any or all of the interest in the Trust Certificate in violation of the foregoing shall be null and void and of no effect.

                 (g) Notwithstanding the foregoing, in the case of any sale or other transfer of record or beneficial ownership of a Certificate, the transferee of such Certificate shall be deemed to have represented and warranted that either (i) it is not acquiring its interest in the Certificate with the assets of (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (B) a plan or other arrangement described in Section 4975 of the Code or (C) any entity whose underlying assets include plan assets by reason of an investment in such entity by a plan described in (A) or (B) above or (ii) Prohibited Transaction Class Exemption 84-14 applies to the acquisition and holding of the Certificate by such transferee.

                 Section 8.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Transferor, the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless (provided, that with respect to a Private Certificateholder which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute on behalf of the Trust, authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 8.04, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any other expenses (including the fees and expenses of the Trustee) in connection therewith shall be paid by the Servicer. Any duplicate Certificate issued pursuant to this Section 8.04 shall constitute a Certificate duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 Section 8.05. Persons Deemed Owners. The Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.04 hereof and for all other purposes whatsoever, and the Trustee shall not be affected by any notice to the contrary.

                 Section 8.06. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished to the Servicer within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, of the names and addresses of the Certificateholders as of the most recent Record Date. If one or more Certificateholders representing a Class A Percentage Interest, a Class B Percentage Interest or a Trust Certificate Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Trustee, and such application shall state that the Applicant desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates, then the Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Depositor, the Servicer and the Trustee that none of the Depositor, the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

                 Section 8.07. Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and where required to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01 hereof) conclusive in favor of the Trustee, the Transferor and the Servicer, if made in the manner provided in this Section 8.07.

                 (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proven in any reasonable manner which the Trustee deems sufficient.

                 (c) The ownership of Certificates shall be proven by the Certificate Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


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                                   ARTICLE IX.

                         THE SERVICER AND THE DEPOSITOR

                 Section 9.01. Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer herein. Such obligations shall include the following:

                          (i) The Servicer shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, the Transferor, the Certificateholders, the Depositor and the Contributor against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment by the Servicer or any of its Affiliates; and

                          (ii) The Servicer shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, the Transferor, the Certificateholders, the Depositor and the Contributor against and from any and all losses, expenses (including the fees and expenses of counsel) claims, damages and liabilities to the extent that such losses, claims, damages or liabilities arose out of, or were imposed upon the Trustee, the Trust, the Transferor, the Certificateholders, the Contributor, the Depositor in connection with or by reason of (i) the failure by the Servicer to perform its duties under this Agreement or errors or omissions of the Servicer related to such duties including the making of any inaccurate representations or warranties hereunder; or (ii) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such loss, expense, claim, damage or liability resulted from the Trustee's negligence or wilful misconduct. The indemnification provided to the Trustee pursuant to this Article by the Servicer shall survive the payment in full of the Certificates, the termination of the Trust, and the resignation of the Trustee or removal of the Trustee.

                 (b) The Servicer shall pay any amounts owing pursuant to
Section 9.01(a) hereof directly to the indemnified Person, and such amounts shall not be deposited in the Collection Account or the Advance Payment Account.

                 (c) Indemnification under this Section 9.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Trustee,


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the Trust, the Transferor, the Certificateholders, the Contributor or the
Depositor pursuant to this Section 9.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

                 Section 9.02. Merger, Consolidation, or Assumption of the Obligations of Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer hereunder; provided, however, that the Servicer shall not merge or consolidate with any other corporation nor discontinue its existence until the Trustee has received confirmation from the Rating Agency that such action shall not affect the rating of the Class A Certificates or of the Class B Certificates, and any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall have a net worth of at least $10,000,000. The Servicer shall provide prompt written notice of any such event to the Trustee and to the Rating Agency.

                 Section 9.03. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trustee, the Trust, the Contributor, the Transferor, the Depositor or the Certificateholders, except as provided herein, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Property in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may take any such non-incidental action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of


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the Certificateholders hereunder, provided that the Servicer shall notify the
Trustee of such proposed action and the Servicer may thereafter commence such action unless the Trustee shall have disapproved the proposed action by so notifying the Servicer within five Business Days. In the event the Servicer takes such action, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 6.04(c)(iii) hereof.

                 Section 9.04. Servicer Not to Resign. Subject to the provisions of Section 9.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and to the Rating Agency. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02 or Section 10.02 hereof.

                 Section 9.05. Liability of the Depositor. The Depositor shall be liable for payments in respect of the Certificates in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor herein. The Transferor shall be liable for all other obligations of the Trust.

                 Section 9.06. Limitation on Liability of the Depositor. The directors, officers, employees or agents of the Depositor shall not be under any liability to the Trust, the Trustee, the Certificateholders, the Contributor, the Servicer, the Transferor or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Depositor's execution and delivery of this Agreement and the issuance of the Certificates. The Depositor shall not be under any liability to the Trust, the Trustee, the Certificateholders, the Contributor, the Servicer, the Transferor or any other Person for any action taken or for refraining from the taking of any action in its capacity as Depositor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Depositor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor may rely in good faith on any document of any kind


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
prima facie properly executed and submitted by any other
Person respecting any matters arising hereunder.

                 Section 9.07. Indemnity for Liability Claims. The Holder of the Trust Certificate on behalf of the Trust shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, the Transferor, the Certificateholders, the Depositor and the Contributor against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 9.01 hereof.

                 Section 9.08. General Limitation of Liability. In no event shall any indemnifying party hereunder be liable to any indemnified party for any indirect, incidental, special or consequential damages arising out of its representations, warranties, or agreements contained in this Agreement, even if such party has been advised of the possibility of such damages, whether any claim for recovery is based on theories of contract, negligence or tort (including strict liability).


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                                   ARTICLE X.

                              SERVICING TERMINATION

                 Section 10.01. Events of Servicing Termination. (a) If any of the following events (each an "Event of Servicing Termination") shall occur and be continuing:

                          (i) Any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders any proceeds or payments required to be so delivered under the terms of the Certificates and pursuant to Section 6.01 or Section 6.02 of this Agreement that continues unremedied for a period of (A) two Business Days with respect to Servicer Advances or (B) three Business Days with respect to all other proceeds or payments or deposits (including Security Deposits) required to be paid hereunder;

                         (ii) Any failure by the Servicer to submit a Servicer's Certificate pursuant to Section 5.06 hereof that continues unremedied for a period of two Business Days following receipt of written, telecopied or telephonic (confirmed promptly in writing) notice of such failure given to the Servicer by the Trustee;

                        (iii) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, as the case may be, or any breach of a representation or warranty of the Servicer set forth in Section 3.02 of this Agreement, which failure or breach (A) materially and adversely affects the rights of the Trustee, Certificateholders or the Depositor and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to a Servicing Officer of the Servicer by the Trustee or to a Servicing Officer of the Servicer or a Responsible Officer of the Trustee by the Depositor or any Holder of Certificates or (y) the date on which any Servicing Officer or Responsible Officer of the Trustee first knows, or reasonably should have known, of such failure or breach;

                         (iv) The Servicer shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Servicer is generally not paying its


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




         debts as they come due or the Servicer shall make a general assignment for the benefit of creditors;

                          (v) The Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Servicer in any such proceeding, or the Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                         (vi) An order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent (express or legally implied) of the Servicer, a custodian, receiver, trustee or liquidator (or other similar official) of the Servicer, or any substantial part of its property, or sequestering any substantial part of its property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

                        (vii) A petition against the Servicer in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Servicer, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

                       (viii) Any assignment by the Servicer to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment;

then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied within any applicable period set forth above, as applicable, the Trustee or the Majority Holders may, by notice (the "Servicer Termination Notice") then given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. The Trustee


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shall furnish a copy of any Servicer Termination Notice to the Rating Agency.

                 (b) On and after the time the Servicer receives a Servicer Termination Notice pursuant to this Section 10.01, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Leases or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section 10.02 hereof and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of the Leases and related documents or otherwise.

                 The Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account or the Advance Payment Account or thereafter received with respect to Leases. To assist the successor Servicer in enforcing all rights under Insurance Policies to the extent that they relate to the Leases, the Servicer, at its own expense, shall transfer its electronic records relating to such Leases to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer the related Lease Files and all other records, correspondence and documents relating to the Leases that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursement for any unreimbursed Servicer Advances made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 10.01.

                 Section 10.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 10.01, the Trustee shall without further action be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall not assume any obligations of the Servicer pursuant to Article VII hereof, (ii) the Trustee


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shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Trustee in the exercise of its sole discretion determines that such Servicer Advance would not be reimbursed and (iii) the Trustee shall not be liable for any acts or omissions of the Servicer or for any breach by either the Servicer or the Contributor of any of its representations and warranties contained herein or in any related document or agreement. As compensation for acting as Servicer hereunder, the Trustee shall be entitled to the Servicer Fees, Servicing Charges and other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to hereunder if no such Servicer Termination Notice had been given.

                 (b) Notwithstanding the above, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established financial institution reasonably acceptable to the Majority Holders, which has a net worth of, or is a member of a consolidated group of entities which has a net worth of, not less than $10,000,000 and whose regular business includes the servicing of receivables of a similar nature to the Leases, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee shall inform the Rating Agency of the identity of the successor Servicer.

                 (c) Notwithstanding the foregoing, if (x) the Trustee is not legally permitted to act as Servicer under any applicable law and provides to the Depositor an Opinion of Counsel to such effect or (y) the Trustee is unwilling so to act, then the Trustee and the Depositor collectively shall use their best efforts to identify a successor, other than the Trustee, to the Servicer which is willing to act as Servicer under the terms and conditions specified herein and for a fee equal to or less than the Servicer Fee. In any event the Trustee shall, pursuant to Section 10.01(a) hereof, act as successor Servicer until a different successor Servicer is appointed.

                 Section 10.03. Notification to Certificateholders. The Servicer shall promptly notify the Trustee of any Event of Servicing Termination upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Depositor and the Rating Agency.


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                 Section 10.04. Waiver of Past Defaults. The Majority Holders,
on behalf of all Certificateholders, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

                 Section 10.05. Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the Servicer shall immediately remit any Scheduled Payments, Final Lease Payments, Residual Receipts, Defaulted Residual Receipts or Overdue Payments that it may receive pursuant to any Lease or otherwise to the successor Servicer for the benefit of the Trust after such date of appointment.

                 (b) After the delivery of a Servicer Termination Notice, the former Servicer shall have no further obligations with respect to the management or servicing of the Transferred Property or the enforcement, custody or collection of the Leases, and the successor Servicer shall have all of such obligations, except that the former Servicer will transmit or cause to be transmitted directly to the successor Servicer for the benefit of the Trust, promptly upon receipt and in the same form in which received, any amounts held by the former Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Leases. The former Servicer's indemnification obligations pursuant to
Section 9.04 hereof will survive the termination of the Servicer hereunder but will not extend to any acts or omissions of a successor Servicer.

                 (c) Notwithstanding Section 10.05(b) hereof, the Servicer hereby agrees that in the event that it no longer continues to perform as Servicer hereunder, the Servicer will instruct the Contributor pursuant to the Contribution Agreement to exercise any rights under any Lease or guaranty thereof or Insurance Policy for the benefit of the Trustee, the Trust and the Certificateholders upon the request of the Trustee.

                 (d) An Event of Servicing Termination shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Servicer pursuant to Article VII, 9.01 and
11.08 hereof) other than those relating to the management, servicing, custody or collection of the Leases.


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                                   ARTICLE XI.

                                   THE TRUSTEE

                 Section 11.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement. No acceptance of, or reliance on, any such item by the Trustee shall constitute a representation by the Trustee of the enforceability or sufficiency of such item.

                 (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                          (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement, conforming to the requirements of this Agreement;

                         (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;


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
                        (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement, pursuant to the direction of the Certificates evidencing Percentage Interests in the related Class of not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Trustee, under this Agreement; and

                         (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01(a)(i) hereof or any other Event of Servicing Termination unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Depositor or any Certificateholder.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                 (e) On each Determination Date, the Trustee shall give notice, by telecopy, to a Servicing Officer of the Servicer if the total amount then on deposit in the Collection Account is less than the amount indicated in the Servicer's Certificate.

                 Section 11.02. Eligible Investments. The Servicer shall direct the Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account and the Advance Payment Account pursuant to the terms of this Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and (ii) shall not be sold or disposed of prior to its maturity. The Trustee shall not be liable or responsible for


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losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 11.02.

                 Section 11.03. Trustee's Assignment of Leases. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Lease the Servicer or its assigns reasonably anticipate, that the Servicer or its assigns may not or will not be able to enforce a Lease on the ground that neither the Servicer nor its assigns are a real party in interest or a holder entitled to enforce the Lease, then the Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Trustee deems necessary to enforce the Lease, including (i) bringing suit in the Trustee's name or the names of the Certificateholders and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Lease to the Servicer or its assigns or otherwise enforce such Lease.

                 Section 11.04. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                         (ii) The Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                        (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement unless such Certificateholders shall have offered to the Trustee security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Trustee; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that has not been cured), to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                         (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                          (v) Prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Applicable Certificates evidencing Percentage Interests of not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Users; and

                         (vi) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for the misconduct or negligence of any of the Trustee's agents or attorneys appointed with due care by the Trustee hereunder or that of the Contributor, the Servicer, the Depositor or the Transferor.

                 Section 11.05. Trustee Not Liable for Certificates or
Leases. The Certificates do not represent an obligation issued by Bankers
Trust Company or any Affiliate thereof. The promise to pay the Certificates according to their terms and the terms of this Agreement set forth in the Certificates and in Section 2.05 hereof provides recourse to the Trust Property only. The Trustee does not assume any responsibility for the accuracy of the statements herein or in the Certificates


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(other than the certificate of authentication on the Certificates). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Lease or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Lease, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Certificate, the existence or validity of any Lease, the validity of the assignment of any Lease or the related Transferred Property to the Trust or of any intervening assignment, the review of any Lease, any Lease File or the Computer Tape (it being understood that neither the Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Transferor), the completeness of any Lease File, the receipt by it or its custodian of any Lease, the performance or enforcement of any Lease, subject to Section 5.01(b) hereof, the compliance by the Depositor with any covenant or the breach by the Contributor, the Depositor, the Transferor of any warranty or representation made hereunder, under the Contribution Agreement, the Receivables Transfer Agreement or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account or the Advance Payment Account (except to the extent that the Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any User, any action of the Servicer taken in the name of the Trustee, any action by the Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Lease or assignment thereof against Bankers Trust Company in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own negligence or willful misconduct. The Trustee shall not be accountable for the use or application by the Contributor, the Depositor or the Transferor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Leases.

                 Section 11.06. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it


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would have if it were not Trustee, subject to the definition of the term
"Certificateholder" in Section 1.01 hereof.

                 Section 11.07. Trustee's Fees and Expenses. (a) The Servicer on behalf of the Holder of the Trust Certificate agrees:

                          (i)  to pay to the Trustee from time to time
         reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                         (ii) except to the extent otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                        (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred, except to the extent that such loss, liability or expense was incurred through negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust and the performance of its duties hereunder, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 (b) The Servicer's obligations under this Section 11.07 shall survive the termination of this Agreement. The Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

                 (c) Subject to Section 11.09, the failure by the Servicer to pay to the Trustee any compensation or other expenses shall not relieve the Trustee of its obligations hereunder.

                 Section 11.08. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority; provided, however,


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that no entity shall qualify as Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Class A or Class B Certificates by the Rating Agency. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Trustee's deposit ratings shall be at least "investment grade" by the Rating Agency, or if such deposits are not rated by the Rating Agency, then "investment grade" by Moody's and S&P. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.09 hereof.

                 Section 11.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Depositor and each Certificateholder. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.08 and shall fail to resign after written request therefor by the Servicer, the Holders of Applicable Certificates evidencing Percentage Interests of more than 25%, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer, or Holders of Applicable Certificates evidencing Percentage Interests of more than 25% of the related Class may remove the Trustee. If the Servicer or Certificateholders remove the Trustee, the Servicer or such Certificateholders shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                 (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section


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
11.10 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.11 hereof. Notice of the resignation or removal of the Trustee shall be given in writing to the Rating Agency.

                 Section 11.10. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 11.09 hereof shall execute, acknowledge and deliver to the Servicer, the Depositor and predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it hereunder. The Servicer, the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                 (b) No successor Trustee shall accept appointment as provided in this Section 11.10 unless at the time of such acceptance such successor Trustee shall be eligible as the Trustee under the provisions of Section 11.08 hereof, and as a successor Servicer under the provisions of Section 10.02 hereof.

                 (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 11.10, the Servicer shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Trustee, then the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                 Section 11.11. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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                 Section 11.12. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Servicer, the Depositor and the Trustee, acting jointly, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.12, such powers, duties, obligations, rights and trusts as the Servicer, the Depositor and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee and Depositor, acting jointly, shall have the power to make such appointment; provided, however, that if the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 11.08 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.10 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee but solely at the direction of the Trustee;


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
                         (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                        (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 (e) The Trustee shall be responsible for the payment of any fees or expenses of any separate trustee or co-trustee.

                 Section 11.13. Trustee May Enforce Claims Without Possession of Certificate. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.


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                 Section 11.14. Suits for Enforcement. In case an Event of
Servicing Termination as defined in Section 10.01 hereof or other default by the Servicer or the Transferor hereunder shall occur and be continuing, the Trustee, in its discretion, may, subject to the provisions of Section 10.04 hereof, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                 (a) Organization and Good Standing. The Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

                 (b) Authorization. The Trustee has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action.

                 (c) Binding Obligations. This Agreement, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                 (d) No Proceedings. There are no proceedings or investigations to which the Trustee, or any of the Trustee's Affiliates, is a party pending, or, to the best of Trustee's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
(A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the


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transactions contemplated by this Agreement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement or the Certificates.

                 (e) Successor Servicer. As of the Closing Date, there exist no impediments, legal or otherwise, to the Trustee serving as successor Servicer hereunder.


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                                  ARTICLE XII.

                                   TERMINATION

                 Section 12.01. Termination of the Trust. The respective obligations and responsibilities of the Contributor, the Servicer, the Transferor, the Trustee, the Depositor and the Trust created hereby shall terminate (i) at the option of the Holder of the Trust Certificate, at any time which is 123 days after the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement, reducing the Class A Certificate Principal Balance, the Class B Certificate Principal Balance and the Trust Certificate Principal Balance to zero or (ii) after the 60th day following the Expected Final Payment Date (which date shall be February 25, 2003), if on such 60th day, the Class A Certificate Principal Balance and the Class B Certificate Principal Balance have not been reduced to zero; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Michael Jordan, of the State of North Carolina. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of the Contributor, the Servicer and the Transferor hereunder and under the Contribution Agreement and the Receivables Transfer Agreement shall survive the termination of the Trust and of this Agreement. Upon termination of the Trust, the Trustee shall release any remaining Trust Property to the Holders of the Trust Certificate but not if the Class A Certificate Principal Balance and Class B Certificate Principal Balance have not been reduced to zero.

                 Section 12.02. Optional Removal of All Transferred Property; Final Disposition of Funds. (a) On any Payment Date following any Calculation Date as of which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than ten percent (10.00%) of the aggregate Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount (an "Optional Removal Date"), the Holders of the Trust Certificate shall have the option to cause the retirement of the Certificates by depositing with the Trustee the sum of (i) the Class A Certificate Principal Balance and the Class B Certificate Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date), (ii) the Class A and Class B Certificate Interest due on such Payment Date and (iii) the amount, if any, of all Class A Overdue Principal and all Class B Overdue Principal and all Class A Overdue Interest and all Class B Overdue Interest. Upon receipt of such amounts and all amounts then owed to the Trustee the Trustee shall (x) make the final payment in full


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to the Certificateholders and (y) release any remaining Trust Property to the
Holders of the Trust Certificate.

                 (b) Notice of any termination pursuant to this Section 12.02 shall be given promptly by the Trustee, by letter to Certificateholders mailed not earlier than the 10th day and not later than the 20th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Certificates will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Class A and Class B Certificates on such final Payment Date and
(iv) the address for presentation of the Certificates for final payment. On such final Payment Date, the Trustee shall cause to be distributed to Certificateholders an amount equal to (x) the amount otherwise distributable to the Certificateholders on such Payment Date but for such purchase pursuant to this Section 12.02 and (y) each Class A and Class B Certificateholder's pro rata share (based on the aggregate related Certificate Percentage) of the Class A or Class B Certificate Principal Balance deposited by the Holders of the Trust Certificate into the Collection Account pursuant to this Section 12.02. After such Payment Date, interest on the Class A and Class B Certificates shall cease to accrue.

                 (c) The final payment on any Certificate shall only be made upon the presentation of such Certificate to the Trustee at the office specified in the notice described in paragraph (b) above.

                 In the event that any amount due to any Certificateholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and, the Certificateholders shall look to the Servicer for payment.

                 Section 12.03. Termination Upon Liquidation of Transferor. (a) Upon a Transferor Liquidation (as defined below), the trust shall terminate, and the assets thereof shall be sold as and to the extent necessary to fund the payment in cash to the Certificateholders of the Class A Certificate Principal Balance then outstanding, any Overdue Principal and all Interest and Overdue Interest due thereon, the Class B Certificate Principal Balance then outstanding, any Overdue Principal and all Interest and Overdue Interest due thereon, any amounts owed to the Trustee, and the


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remaining assets of the Trust shall be distributed to the Transferor.

                 (b) A "Transferor Liquidation" shall occur when:

                          (i) Transferor shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the Transferor is generally not paying its debts as they come due, or the Transferor shall make a general assignment of the benefit of creditors;

                         (ii) Transferor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Transferor in any such proceeding, or the Transferor shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                        (iii) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent (express or legally implied) of the Transferor, a custodian, receiver, trustee or liquidator (or other similar official) of the Transferor, or any substantial part of its property, or sequestering any substantial part of its property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                         (iv) a petition against the Transferor in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Transferor, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Transferor, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.


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
                 (c) The Transferor shall give prompt written notice to the Trustee, the Servicer and the Rating Agency of the occurrence of any event constituting a Transferor Liquidation. The Trustee shall give prompt written notice of such Transferor Liquidation event to each Certificateholder.


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                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

                 Section 13.01. Amendment. (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Trustee and at the expense of the Transferor, adversely affect in any respect the interests of any Certificateholder.

                 (b) This Agreement may also be amended from time to time by the Servicer, the Depositor and the Trustee with the consent of the Holders of Certificates of each Class evidencing at least 50% in Percentage Interest in such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Leases or distributions that are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

                 (c) Prior to the effectiveness of any amendment under Section 13.01(a) or (b), the Rating Agency shall have confirmed the respective rating of the Certificates.

                 (d) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the text of such amendment (and any consent required with respect thereto) to each Certificateholder and the Rating Agency.

                 (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Certificateholders under Section 13.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                 Section 13.02. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to


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take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of the Applicable Class evidencing an aggregate Percentage Interest of not less than 25% in such class shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Certificateholders and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

                 (c) The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided, however, that:

                 (1) such direction shall not be in conflict with any rule or law or with this Agreement;

                 (2) the Trustee shall have been provided with indemnity satisfactory to it; and

                 (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Certificateholders not so directing.

                 (d) It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Certificates or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all


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Certificateholders of the same class. For the protection and enforcement of the provisions of this Section 13.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 Section 13.03. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                 Section 13.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflict of laws provisions of any State.

                 Section 13.05. Notices. All demands, notices and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Transferred Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at 2401 Kerner Boulevard, San Rafael, California, 94901-5527, Attention: Chief Financial Officer, telephone 415-485-4500, telecopy 415-485-4506, (b) in the case of the Depositor, at 130 John Street, New York, New York 10038, Attention: General Counsel, telephone 212-214-6931, telecopy 212-214-6789, (c) in the case of the Trustee, at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, telephone 212-250-6137, telecopy 212-250-6439 and (d) in the case of the Rating Agency, at 55 East Monroe Street, Chicago, Illinois 60603, telephone 312-263-2619, telecopy 312-263-2852. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Certificateholder receives such notice.

                 Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 Section 13.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 9.02 hereof, this Agreement may not be assigned by the Servicer except with prior written consent of the Depositor and of the Holders of the Certificates of the Applicable Class evidencing Percentage Interests of not less than 66-2/3%. Notice of any such assignment received by a Responsible Officer of the Trustee shall be given to the Rating Agency by the Trustee.

                 Section 13.08. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Agreement. This Agreement shall not inure to the benefit of any Person other than the Depositor, the Servicer, the Trustee and the Certificateholders.

                 Section 13.09. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the sale of the Transferred Property and the issuance of the Certificates and shall continue in full force and effect until terminated pursuant to Section 12.01 hereof.

                 Section 13.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                 Section 13.11. Exhibits. The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

                 Section 13.12. Calculations. Except as otherwise provided in this Agreement, all interest rate calculations under this Agreement, including those with respect to the Leases, will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least seven decimal places. All payments on the Certificates and the Leases shall be calculated on the Actuarial Method.

                 Section 13.13. General Interpretive Principles. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                 (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                 (c) references herein to "Articles", "Sections", "subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, Paragraphs and other subdivisions of this Agreement;

                 (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                 (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                 (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                 IN WITNESS WHEREOF, the Servicer, the Depositor and the Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                            PHOENIX LEASING INCORPORATED,
                                                 as Servicer

                                            By: /s/     Paritosh K. Choksi
                                               -----------------------------
                                                 Name:  Paritosh K. Choksi
                                                 Title: Senior Vice President

                                            PRUDENTIAL SECURITIES SECURED
                                                 FINANCING CORPORATION,
                                                 as Depositor

                                            By: /s/     Valerie H. Kay
                                               -----------------------------
                                                 Name:  Valerie H. Kay
                                                 Title: Vice President

                                            BANKERS TRUST COMPANY,
                                                 as Trustee

                                            By: /s/     Louis Bodi
                                               -----------------------------
                                                 Name:  Louis Bodi
                                                 Title: Assistant Vice President

                                   EXHIBIT A

                          FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       PSSFC EQUIPMENT LEASE TRUST 1995-1
               6.85% EQUIPMENT LEASE-BACKED CERTIFICATE, CLASS A

         evidencing a Class A Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by Prudential Securities Secured Financing Corporation ("PSSFC").

         Principal in respect of this Class A Certificate is payable monthly as set forth herein, after an initial interest-only period which is scheduled to end on the December 1996 Payment Date, but which may end earlier if a Required Amortization Event occurs earlier. Accordingly, the unpaid principal balance of the Class A Percentage Interest evidenced hereby may be less than the initial principal amount set forth below.

         This Class A Certificate does not represent any interest in or obligation of PSSFC, Phoenix Leasing Incorporated, or any Affiliate of any of them. Neither the Class A Certificates nor the Leases are insured by any governmental agency.

         CUSIP: 693932AD7
                                                   Class A
         Certificate  $21,423,000 Initial          Percentage
         No. A-1      Principal Amount             Interest: 100%

                 THIS CERTIFIES THAT CEDE & CO. is the registered owner of a $21,423,000 (Twenty-One Million, Four-Hundred Twenty-Three Thousand Dollars) nonassessable, fully-paid, 100% Class A Percentage Interest in the Class A Certificates issued by PSSFC Equipment Trust 1995-1 (the "Trust") formed by PSSFC. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A Percentage

Interest held by such registered Holder) of the amounts which all Holders of the Class A Certificates are entitled to receive, as hereinafter set forth in this Class A Certificate and as more fully set forth in the Agreement (defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Lease Payments, Final Lease Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1995 (the "Cut-Off Date"), and other property. The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, by and among PSSFC, Phoenix Leasing Incorporated, as Servicer, and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Class A Certificate is one of the duly authorized Class A Certificates designated as "6.85% Equipment Lease Backed Certificates of PSSFC Equipment Lease Trust 1995-1, Class A" (the "Class A Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

--------------------------------------------------------------------------------

                 IN WITNESS WHEREOF, the Trust has caused this Class A Certificate to be duly executed.

                                  PSSFC EQUIPMENT LEASE TRUST 1995-1

                                  By:  BANKERS TRUST COMPANY, not in its
                                       individual capacity, but solely as
                                       Trustee

Dated:  November 30, 1995

                                  By: _________________________________

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                  BANKERS TRUST COMPANY, not in its
                                  individual capacity but solely as Trustee


                                  By:___________________________________

________________________________________________________________________________

                 This Class A Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class A Certificateholder, at its expense, upon a written request to the Trustee:
Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1995, to the person in whose name this Class A Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Class A Percentage Interest evidenced by this Class A Certificate and an amount equal to the sum of (i) the Class A Certificate Interest and (ii) on and after the Payment date which is also the Initial Amortization Date, but not prior thereto, the sum of (A) Class A Base Principal Distribution Amount and (b) one-half of the residual Receipts received by the Servicer during the prior Collection Period. The Initial Amortization Date is the earlier to occur of (x) the Payment Date occurring in December 1996 and (y) the Payment Date which immediately follows the Required Amortization Event. The final payment of principal and interest on this Class A Certificate will not be later than the February 25, 2004 Payment Date.

                 Payments on this Class A Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class A Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Class A Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A Certificate or the Agreement.

                 The Class A Certificates do not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Class A Certificates are limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement. Pursuant to the Agreement, the Trust shall, in addition to the Class A Certificates, issue Class B Certificates and the Trust Certificate.
THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B CERTIFICATES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of PSSFC and the Servicer and the rights of the Class A Certificateholders under the Agreement at any time by the Servicer, PSSFC and the Trustee with, for so long as the Class A Certificates remain outstanding, the consent of Class A Certificateholders owning Class A Certificates representing an aggregate Class A Percentage Interest of not less than 50%.
Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class A Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A Certificateholders.

                 As provided in the Agreement, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate Class A Percentage

Interest in the Trust will be issued to the designated transferee or transferees.

                 The Class A Certificates are issuable only as registered Class A Certificates without coupons in minimum denominations of $1,000 of the Initial Class A Certificate Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate Class A Percentage Interest, as requested by the Class A Certificateholder surrendering the same.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Servicer, PSSFC and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT B

                          FORM OF CLASS B CERTIFICATE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT APPLICABLE TO SUCH TRANSFER.


                       PSSFC EQUIPMENT LEASE TRUST 1995-1
               8.10% EQUIPMENT LEASE-BACKED CERTIFICATE, CLASS B

         evidencing a Class B Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by Prudential Securities Secured Financing Corporation ("PSSFC").

         Principal in respect of this Class B Certificate is payable monthly as set forth herein, after an initial interest-only period which is scheduled to end on the December 1996 Payment Date, but which may end earlier if a required Amortization Event occurs earlier. Accordingly, the unpaid principal balance of the Class B Percentage Interest evidenced hereby may be less than the initial principal amount set forth below.

         This Class B Certificate does not represent any interest in or obligation of PSSFC, Phoenix Leasing Incorporated, or any Affiliate of any of them. Neither the Class B Certificates nor the Leases are insured by any governmental agency.

                                                  Class B
         Certificate   $__________ Initial        Percentage
         No. B-1       Principal Amount           Interest: ___%

                 THIS CERTIFIES THAT _________________________ is the
registered owner of a $_______________ (______________________ Dollars)
nonassessable, fully-paid, ___% Class B Percentage Interest in the Class B Certificates issued by PSSFC Equipment Trust 1995-1 (the "Trust") formed by PSSFC. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B Certificates are entitled to receive, as hereinafter set forth in this Class B Certificate and as more fully set forth in the Agreement (defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Lease Payments, Final Lease Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1995 (the "Cut-Off Date"), and other property. The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, by and among PSSFC, Phoenix Leasing Incorporated, as Servicer, and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Class B Certificate is one of the duly authorized Class B Certificates designated as "8.10% Equipment Lease Backed Certificates of PSSFC Equipment Lease Trust 1995-1, Class B" (the "Class B Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

--------------------------------------------------------------------------------

                 IN WITNESS WHEREOF, the Trust has caused this Class B Certificate to be duly executed.

                                  PSSFC EQUIPMENT LEASE TRUST 1995-1

                                  By:  BANKERS TRUST COMPANY, not in its
                                  individual capacity, but solely as
                                  Trustee

Dated:  November 30, 1995

                     By:___________________________________

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                  BANKERS TRUST COMPANY, not in its
                                  individual capacity but solely as Trustee


                                  By:_________________________________________

________________________________________________________________________________

                 This Class B Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class B Certificateholder, at its expense, upon a written request to the Trustee:
Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1995, to the person in whose name this Class B Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Class B Percentage Interest evidenced by this Class B Certificate and an amount equal to the sum of (i) the Class B Certificate Interest and (ii) on and after the Payment Date which is also the Initial Amortization Date, but not prior thereto, the sum of (A) Class B Base Principal Distribution Amount and (B) one-half of the Residual Receipts received by the Servicer during the prior Collection Period. The Initial Amortization Date is the earlier to occur of (x) the Payment Date occurring in December 1996 and (y) the Payment Date which immediately follows the Required Amortization Event. The final payment of principal and interest on this Class B Certificate will not be later than the February 25, 2004 Payment Date.

                 Payments on this Class B Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class B Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Class B Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B Certificate or the Agreement.

                 The Class B Certificates do not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement. Pursuant to the Agreement, the Trust shall, in addition to the Class B Certificates, issue Class A Certificates and the Trust Certificate.
THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B CERTIFICATES IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES ON EACH PAYMENT DATE. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of PSSFC, the Servicer and the rights of the Class B Certificateholders under the Agreement at any time by the Servicer, PSSFC and the Trustee with, for so long as the Class B Certificates remain outstanding, the consent of Class B Certificateholders owning Class B Certificates representing an aggregate Class B Percentage Interest of not less than 50%.
Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B Certificateholders.

                 As provided in the Agreement, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate Class B Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Class B Certificates are issuable only as registered Class B Certificates without coupons in minimum denominations of $1,000 of the Initial Class B Certificate Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate Class B Percentage Interest, as requested by the Class B Certificateholder surrendering the same.

                 No transfer of any Class B Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). If such a transfer is to be made in reliance upon an exemption from the Act other than Rule 144A under the Act, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Trust, or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form attached as an Exhibit to the Agreement, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Act, the Holder of the Class B Certificate shall cause its prospective transferee to execute and deliver a certificate substantially in the form attached as an Exhibit to the Agreement. The Servicer shall promptly furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to holders and prospective purchasers of Class B Certificates in connection with resales of the Class B Certificates to permit compliance with the Rule 144A in connection with such resales.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 The Servicer, PSSFC and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT C

                           FORM OF TRUST CERTIFICATE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT APPLICABLE TO SUCH TRANSFER.


                       PSSFC EQUIPMENT LEASE TRUST 1995-1
                               TRUST CERTIFICATE

         evidencing a Trust Certificate Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by Prudential Securities Secured Financing Corporation ("PSSFC").

         Principal in respect of this Trust Certificate is payable monthly as set forth herein.

         This Trust Certificate does not represent any interest in or obligation of PSSFC, Phoenix Leasing Incorporated, or any Affiliate of any of them. Neither the Trust Certificate nor the Leases are insured by any governmental agency.

                                                        Trust Certificate
         Certificate                                    Percentage
         No. 1                                          Interest:___%

                 THIS CERTIFIES THAT ___________________________ is the
registered owner of a nonassessable, fully-paid, ___% Trust Certificate Percentage Interest in the Trust Certificate issued by PSSFC Equipment Trust 1995-1 (the "Trust") formed by PSSFC. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Trust Certificate Percentage Interest held by such registered Holder) of the amounts which all Holders of the Trust Certificates are entitled to receive, as hereinafter set forth in this Trust Certificate and as more fully set forth in the Agreement (as defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Lease Payments, Final Lease Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1995 (the "Cut-Off Date"), and other property. The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, by and among PSSFC, Phoenix Leasing Incorporated, as Servicer, and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Trust Certificate is the duly authorized Trust Certificate designated as "Trust Certificate of PSSFC Equipment Lease Trust 1995-1" (the "Trust Certificate"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Trust Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

--------------------------------------------------------------------------------

                 IN WITNESS WHEREOF, the Trust has caused this Trust Certificate to be duly executed.

                                  PSSFC EQUIPMENT LEASE TRUST 1995-1

                                  By:  BANKERS TRUST COMPANY, not in its
                                  individual capacity, but solely as
                                  Trustee

Dated:  November 30, 1995

                                  By:___________________________________
                                     Assistant Vice President

                         CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                  BANKERS TRUST COMPANY, not in its individual capacity but solely as Trustee


                                  By:________________________________________
                                     Assistant Vice President
_______________________________________________________________________________

                 This Trust Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Holder of this Trust Certificate, at its expense, upon a written request to the Trustee:
Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1995, to the person in whose name this Trust Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Trust Certificate Percentage Interest evidenced by this Trust Certificate and the amount distributable to all Holders of the Trust Certificate as set forth in the Agreement. The final payment on this Trust Certificate will not be later than the February 25, 2004 Payment Date.

                 Payments on this Trust Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Trust Certificate, agrees to look solely to the funds in the

Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Trust Certificate or the Agreement.

                 The Trust Certificate does not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Trust Certificate is limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement.
Pursuant to the Agreement, the Trust shall, in addition to the Trust Certificate, issue Class A Certificates and Class B Certificates. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of PSSFC and the Servicer and the rights of Holder of the Trust Certificate under the Agreement at any time by the Servicer, PSSFC and the Trustee with, for so long as the Trust Certificates remain outstanding, the consent of Holder of the Trust Certificate. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holder of the Trust Certificate.

                 As provided in the Agreement, the transfer of this Trust Certificate is registrable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate Trust Certificate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 No transfer of any Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). If such a transfer is to be made in reliance upon an exemption from the Act other than Rule 144A under the Act, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Trust, or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form attached as an Exhibit to the Agreement, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Act, the Holder of the Trust Certificate shall cause its prospective transferee to execute and deliver a certificate substantially in the form attached as an Exhibit to the Agreement. The Servicer shall promptly furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to holders and prospective purchasers of Trust Certificates in connection with resales of the Trust Certificate to permit compliance with the Rule 144A in connection with such resales.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Servicer, PSSFC, the Trustee and any agent of any of the foregoing may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE


                       PSSFC EQUIPMENT LEASE TRUST 1995-1

                             SERVICER'S CERTIFICATE
            FOR THE COLLECTION PERIOD ENDING _______________, 199__
                                  PURSUANT TO
                      THE POOLING AND SERVICING AGREEMENT


SECTION  6.01(b)(III)

         Amount on deposit in the Advance Payment Account to be transferred to the Collection Account:

                 Scheduled and Final Payments      $_________
                 Purchase Option Payments          $_________
                 Security Deposits                 $_________

                          Total:                              $____________


SECTION  6.04(a)

         Amount on deposit in the Collection Account to be distributed with respect to the Collection Period:

                 (i)      Initial Unpaid Amounts
                          inadvertently deposited
                          in the Collection Account           $___________

                (ii)      Any other amounts due
                          to the Servicer                     $___________

               (iii)      Amounts to be distributed
                          to the Holder of the Trust
                          Certificate                         $___________

SECTION 5.11

         The following amounts which were required to be deposited in the Collection Account pursuant to Section 5.11 have been so deposited:

                                             $____________
                                             $____________
                                             $____________
                                             $____________

                 Total:                                            $____________


SECTION 5.13

         Predecessor Leases:
                 ID #             Lessee                 Lease Principal Balance


         Substitute Leases:
                 ID #             Lessee                 Lease Principal Balance

SECTION 6.05

         *Amounts in i and ii below are stated per $1,000 of Initial Class A and B Certificate Principal Amounts

i.       Base Principal Amount                       $____________

         Excess Principal Amount                     $____________

         Principal Distribution Amount               $____________

         Class A Percentage                          72.00%

         Subordinate Percentage                      19.00%

         Class A Base Principal Distribution Amount  $____________

         Class B Base Principal Distribution Amount  $____________

         Class A Overdue Principal                   $____________

         Class B Overdue Principal                   $____________


ii.      Class A Certificate Interest                $____________

         Class B Certificate Interest                $____________

         Class A Overdue Interest                    $____________

         Class B Overdue Interest                    $____________


iii.     Servicer Fee                          $____________

         Reimbursement of Unreimbursed
         Servicer Advances                     $____________

         Servicing Fees Inadvertently
         Deposited in the Collection
         Account                               $____________

                 Total:                              $____________

iv.      Class A Certificate Principal Balance              $____________

         Class B Certificate Principal Balance              $____________

         Initial Class A Certificate Principal
         Amount                                             $21,423,000.00

         Initial Class B Certificate Principal
         Amount                                             $5,654,000.00

         Class A Certificate Factor                         $____________

         Class B Certificate Factor                         $____________

         Pool Factor                                        $____________

         Lease Principal Balance as of Cut-Off
         Date                                               $29,756,661.70

         Lease Principal Balance after taking
         into account all distributions made
         on such Payment Date                               $____________





v.       Unreimbursed Services Advance Related
         to this Collection Period                          $____________





vi.      Subordinated Amount                                $____________

         Lease Principal Balances of all Leases
         which became Defaulted Leases during
         this Collection Period                             $____________

vii.     Residual Receipts

         (a) Purchase Option Payments              $_____________

         (b) Sales Proceeds of Equipment
             to Parties other than the
             User                                  $_____________

         (c) Subsequent Recoveries on
             Defaulted Leases                      $_____________

                 less

         (d) Unreimbursed Servicer Advances
             with respect to Defaulted
             Leases                                $_____________

         (e) Out-of-Pocket Expenses
             Related to Defaulted Leases           $_____________

         (f) Unreimbursed taxes, etc....           $_____________

         Total Residual Receipts:                           $____________


                                                                     Number
                                                   Dollars         of Leases
                                                   -------         ---------
viii.  Total Lease Principal Balances           $___________          _____

       Lease Principal Balances of Leases
       which are:

                 1 Month Delinquent             $___________          _____

                 2 Months Delinquent            $___________          _____

                 3 Months Delinquent            $___________          _____

                 4 Months Delinquent            $___________          _____

                 Delinquent Lease Reconveyed    $___________          _____

Section 5.03

ix.      Scheduled Payments and Final Lease Payments
         not received for the immediately prior Collection
         Period as of the ________________ Calculation Date,
         which are likely to be recoverable from the related
         Users (Servicer Advances).                  $____________

                                   EXHIBIT E

                               FORM OF ASSIGNMENT


                 THIS ASSIGNMENT dated as of the __ day of _________, ____, by
and between __________ ("Assignor") and   __________ ("Assignee"), provides:

                 That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

                 13.14. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1995 among Phoenix Leasing Incorporated, as servicer (the "Servicer"), Prudential Securities Secured Financing Corporation and Bankers Trust Company, as trustee (the "Trustee") and that certain [Class B/Trust] Certificate, No. _, Series 1995-1 (the "Certificate") issued thereunder by the Trustee.

                 13.15. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

                          (a)   Assignor is the lawful owner of the Certificate
with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

                          (b)  The Assignor has not received notice, and has no
knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

                          (c)  The Assignor has no knowledge of and has not
received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.

                 13.16. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate and from and after the date hereof Assignee assumes for the benefit of each of Phoenix Leasing Incorporated, the Servicer, the Transferor, the Trustee and the Assignor all of Assignor's obligations as Certificateholder thereunder.

                 13.17. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                 WITNESS the following signatures.


[ASSIGNOR]                             [ASSIGNEE]
By _________________________           By _______________________
Its ________________________           Its ______________________
Taxpayer                               Taxpayer
Identification No. _________           Identification No. _______

                                  EXHIBIT E(1)


                            WIRING INSTRUCTIONS FORM



                                                              ____________, 1995

Bankers Trust Company
Four Albany Street
New York, New York 10006

     Re: Lease Backed Certificates, Series 1995-1, Issued by PSSFC Equipment
         Lease Trust

Dear Sirs:

                 In connection with the sale of the above-captioned Certificate by __________ to __________ ("Transferee") you, as Trustee with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of ____________,19__ by wire transfer pursuant to the instructions set forth on Schedule 1 hereto and you are directed to send all notices to the appropriate party at the address set forth on Schedule 1 hereto. You are further instructed to treat the Transferee as the record holder for purposes of the ________ 199_ payment.

                                       [TRANSFEREE]

                                       By:______________________________

                                       Title:___________________________



Acknowledged

[TRANSFEROR]

By:_________________________________

Title:______________________________

                                   EXHIBIT F

                        FORM OF TRANSFEREE CERTIFICATION


Prudential Securities
  Secured Financing Corporation
One New York Plaza, 12th Floor
New York, New York 10292

Phoenix Leasing Incorporated
2401 Kerner Boulevard
San Rafael, California 94901

Bankers Trust Company
Four Albany Street
New York, New York 10006

                 Re: PSSFC Equipment Lease Trust 1995-1, [Class B/Trust] Lease-Backed Certificates, Series 1995-1, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1995, by and among Phoenix Leasing Incorporated, as servicer (the "Servicer"), Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee").

Dear Sirs:

                 __________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to ___________________________________________ ("Purchaser"), for registration in the name of __________________________________.

                 1.  In connection with such transfer and in accordance with
Article VIII of the captioned Agreement, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security, offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                 2. The Purchaser warrants and represents to, and covenants with, the Depositor, the Trustee and the Servicer pursuant to Article VIII of the Pooling and Servicing Agreement as follows:

                 a. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state.

                 b. The Purchaser is acquiring the Certificate for investment for its own account only and not for any other person.

                 c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate.

                 d. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Contributor, the Trustee or the Servicer.

                 e. The Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act ("Rule 144") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, understands that the Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                 3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor, and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.


_____________________________          ___________________________
  Seller                                   Purchaser

By:__________________________          By:________________________
   Name:                                  Name:
   Title:                                 Title:
   Taxpayer Identification                Taxpayer Identification
   No._______________________             No._____________________

Date:________________________          Date:______________________

                                                            ANNEX 1 TO EXHIBIT F

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Purchasers Other Than Registered Investment Companies]


                 The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect to the Certificate described therein:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.

                 2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Purchaser owned and/or invested on a discretionary basis more than $100,000,0001 in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


____________________

     (1) The Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, the Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         __
                 Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

                 3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                 4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted, accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

                 5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.


__               ___              Will the Purchaser be purchasing the
Yes              No               Certificate only for the Purchaser's own
                                  account?

                 6. If the answer to the foregoing question is "no", the Purchaser agrees that, in connection with any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                 7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase.

                                        _______________________________
                                        Print Name of Purchaser


                                        By:____________________________
                                           Name:
                                           Title:

                                        Date:__________________________

                                                            ANNEX 2 TO EXHIBIT F

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Purchasers That Are Registered Investment Companies]

                 The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect the Certificate described therein:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                 2. In connection with purchases by Purchaser, the Purchaser is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used.

____ The Purchaser owned $______________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same party or because one investment adviser is a majority owned subsidiary of the other).

                 4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                 5. The Purchaser is familiar with Rule 144A and understands that the seller to it and the other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. In addition, the Purchaser will only purchase for the Purchaser's own account.

                 6. The undersigned will notify the parties addressed in the Transferee Certificate to which this certification relates of any changes in the information and conclusion herein. Until such notice, the Purchaser's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                         ---------------------------------------
                                              Print Name of Purchaser or Adviser

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         IF AN ADVISER:

                                         ---------------------------------------
                                              Print Name of Purchaser

                                         Date:
                                              ----------------------------------

                                   EXHIBIT F-1

                        FORM OF TRANSFEREE CERTIFICATION

Prudential Securities
  Secured Financing Corporation
One New York Plaza, 12th Floor
New York, New York 10292

Phoenix Leasing Incorporated
2401 Kerner Boulevard
San Rafael, California 94901

Bankers Trust Company
Four Albany Street
New York, New York 10006

[Successor Servicer]

                 Re: PSSFC Equipment Lease Trust 1995-1, [Class B/Trust] Lease-Backed Certificate, Series 1995-1, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1995, among Phoenix Leasing Incorporated, as servicer (the "Servicer"), Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee")

Dear Sirs:

                 _________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to
_____________________________ ("Purchaser"), for registration in the name of
_____________________________.

                 1. Seller certifies to the Trustee that it is an investment company registered under the Investment Company Act of 1940, as amended.

                 Attached hereto is a true and correct copy of the Qualified Institutional Buyer's Certificate of the Purchaser. We have required no further information with respect to the Purchaser's status as "qualified institutional buyer" [other than the following:]

                 2. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor, and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal

Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                                                       ADDENDUM 1 TO EXHIBIT F-1

                                    RULE 144A
                    QUALIFIED INSTITUTIONAL BUYER CERTIFICATE

Dear Sirs:

                 In connection with our purchase(s) from or through you (or others) of privately offered debt or equity securities ("Rule 144A Eligible Securities") pursuant to Rule l44A under the Securities Act of 1933, we certify as follows:

                 1. We are a "qualified institutional buyer" as defined in Rule 144A.

                 2. As of the date set forth below, which date is subsequent to the close of our most recent fiscal year on ____________________, we beneficially owned and/or invested on a discretionary basis an amount of securities (as determined in accordance with Rule
                          144A) in excess of $100,000,000.

                 We represent that we will only purchase Rule 144A Eligible Securities for our own account or for the account of other qualified institutional buyers.

                 You, any issuer of Rule 144A Eligible Securities, trustee, paying or fiscal agent, and other participants in any transaction in Rule 144A Eligible Securities purchased by us may rely upon this certificate, and we will advise you promptly should we cease to be a qualified institutional buyer.

                 This certificate has been executed on our behalf by one of our executive officers.

                                           -------------------------------------
                                           Name of Company

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------

                                    EXHIBIT G

                        FORM OF TRANSFEREE CERTIFICATION

Prudential Securities
  Secured Financing Corporation
One New York Plaza, 12th Floor
New York, New York 10292

Phoenix Leasing Incorporated
2401 Kerner Boulevard
San Rafael, California 94901

Bankers Trust Company
Four Albany Street
New York, New York 10006

                          Re: PSSFC Equipment Lease Trust 1995-1, [Class B/Trust] Lease-Backed Certificate, Series 1995-1, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1995, among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Phoenix Leasing Incorporated, as servicer (the "Servicer") and Bankers Trust Company, as trustee (the "Trustee")

Dear Sirs:

                 ________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to
____________________________ ("Purchaser"), for registration in the name of
___________________________.

                 1. In connection with such transfer and in accordance with
Article VIII of the captioned Agreement, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                 2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Article VIII of the Pooling and Servicing Agreement as follows:

                          a. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state.

                          b. The Purchaser is acquiring the certificate for investment for its own account only and not for any other person.

                          c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate.

                          d. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Contributor, the Trustee or the Servicer.

                          e. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the 1933 Act or that would render the disposition of the Certificate a violation of
         Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

                 3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.


------------------------------    ------------------------------
   Seller                            Purchaser

By:                               By:
   ---------------------------       ---------------------------
   Name:                             Name:
   Title:                            Title:
   Taxpayer Identification           Taxpayer Identification

         No.                             No.
           -------------------              --------------------

Date:                             Date:
     -------------------------         -------------------------

                                   SCHEDULE I

SCHEDULE                      LESSEE                                                                  PURCH PRICE
   1           17TH AVENUE LIMITED, INC.                                                                37,357

   2           200 COMMERCIAL STREET ASSOCIATES, LP                                                    127,223

   3           200 COMMERCIAL STREET ASSOCIATES, LP                                                    111,223

   4           200 COMMERCIAL STREET ASSOCIATES                                                        133,928

   5           4800 LEESBURG PIKE ASSOCIATES                                                            26,216

   6           A & R RESOURCES, INC.                                                                    66,990

   7           ACADEMIC SYSTEMS CORPORATION                                                             67,018

   8           ACADEMIC SYSTEMS CORPORATION                                                             66,562

   9           ACADEMIC SYSTEMS CORPORATION                                                             56,033

   10          ACADEMIC SYSTEMS CORPORATION                                                             18,750

   11          ACTIMED LABORATORIES, INC.                                                              150,000

   12          ACTIMED LABORATORIES, INC.                                                               79,711

   13          ACTUATE SOFTWARE CORPORATION                                                             51,897

   14          ACTUATE SOFTWARE CORPORATION                                                             43,032

   15          ADAPTIVE SOLUTIONS, INC.                                                                204,411

   16          ADAPTIVE SOLUTIONS, INC.                                                                307,445

   17          ADAPTIVE SOLUTIONS, INC.                                                                 51,063

   18          ADAPTIVE SOLUTIONS, INC.                                                                 79,064

   19          ADVANCED FIBRE COMMUNICATIONS                                                            98,044

   20          ADVANCED FIBRE COMMUNICATIONS                                                            40,717

   21          ADVANCED FIBRE COMMUNICATIONS                                                           153,496

   22          ADVANCED FIBRE COMMUNICATIONS                                                            96,447

   23          ADVANCED FIBRE COMMUNICATIONS                                                           119,020

   24          ALM MARKETING GROUP, INC.                                                                44,596

   25          ANCHORLINE CORPORATION                                                                  113,702

   26          ARBOR SOFTWARE CORPORATION                                                              184,908

   27          ARBOR SOFTWARE CORPORATION                                                               55,762

   28          ARBOR SOFTWARE CORPORATION                                                               88,287

   29          ARBOR SOFTWARE CORPORATION                                                              222,689

   30          ARBOR SOFTWARE CORPORATION                                                               79,846

SCHEDULE                      LESSEE                                                                  PURCH PRICE
   31          ARBOR SOFTWARE CORPORATION                                                              168,633

   32          ARRIS PHARMACEUTICAL CORPORATION                                                        107,951

   33          ARRIS PHARMACEUTICAL CORPORATION                                                         32,236

   34          ARRIS PHARMACEUTICAL CORPORATION                                                        429,008

   35          ARRIS PHARMACEUTICAL CORPORATION                                                        146,296

   36          BAGELTRIO LC                                                                            106,014

   37          BBD STORES, INC.                                                                         46,489

   38          BBD STORES, INC.                                                                         30,946

   39          BBD STORES, INC.                                                                         15,115

   40          BEST WESTERN SUMMIT INN, INC.                                                            81,819

   41          BRUCE S & SON OK HONG                                                                    22,348

   42          BUDGETEER MOTOR INN                                                                      76,605

   43          BUDGETEER MOTOR INN                                                                      30,556

   44          BUSH ENTERPRISES, INC.                                                                   21,171

   45          BUSH ENTERPRISES, INC.                                                                   50,832

   46          CALYPTE BIOMEDICAL CORPORATION                                                          177,217

   47          CANJI, INC.                                                                             196,162

   48          CANJI, INC.                                                                              46,558

   49          CANJI, INC.                                                                             123,225

   50          CATERING OF CENTRAL TEXAS, INC.                                                          30,879

   51          CHARLESTON WV HOTEL LTD PTR                                                              41,749

   52          CHROMATIC RESEARCH, INC.                                                                176,800

   53          CIRCLE G RANCHES HOTEL & RESTAURANT                                                      20,000

   54          COINSTAR, INC.                                                                          459,600

   55          COLONIAL INN EAST, INC.                                                                 122,242

   56          DAVID EDWARD THORNSBERRY BIGGS                                                           28,750

   57          DAVID EDWARD THORNSBERRY BIGGS                                                           30,924

   58          DAZEL CORPORATION                                                                        86,665

   59          DELUXE, INC. DBA DAYS INN YORK                                                           69,909

   60          DENTON CORPORATION                                                                       59,344

   61          DEPOTECH CORPORATION                                                                     58,156

SCHEDULE                      LESSEE                                                                  PURCH PRICE
   62          DEPOTECH CORPORATION                                                                    130,355

   63          DEPOTECH CORPORATION                                                                     41,502

   64          DEPOTECH CORPORATION                                                                    104,073

   65          DEPOTECH CORPORATION                                                                     88,153

   66          DEPOTECH CORPORATION                                                                     93,878

   67          DIAMETRICS MEDICAL, INC.                                                                358,790

   68          DIGITRAN CORPORATION                                                                     93,677

   69          DIGITRAN CORPORATION                                                                     51,574

   70          DIGITRAN CORPORATION                                                                     93,368

   71          DIGITRAN CORPORATION                                                                     95,696

   72          DIPAK H PATEL DBA FRIENDSHIP INN                                                         51,734

   73          DIPAK H PATEL DBA FRIENDSHIP INN                                                         27,747

   74          DIVA COMMUNICATIONS, INC.                                                               140,218

   75          DIVA COMMUNICATIONS, INC.                                                               203,654

   76          DIVA COMMUNICATIONS, INC.                                                               144,066

   77          DJONT OPERATIONS L.L.C.                                                                  60,080

   78          DJONT OPERATIONS L.L.C.                                                                  56,383

   79          DJONT OPERATIONS L.L.C.                                                                  59,030

   80          DJONT OPERATIONS L.L.C.                                                                   3,238

   81          DKN HOSPITALITY GROUP                                                                    38,298

   82          DOCTOR BAGEL, INC.                                                                      163,444

   83          DRALTS, INC.                                                                             65,410

   84          DRALTS, INC.                                                                             14,935

   85          EASY LIVING, INC.                                                                        22,068

   86          EASY LIVING, INC.                                                                        15,137

   87          ECONOMY MOTOR HOTEL, INC.                                                                35,453

   88          EL CID INN                                                                               31,596

   89          EL CID INN                                                                               21,110

   90          EL CID INN                                                                               27,548

   91          EMBASSY/SHAW PARSIPPANY                                                                  56,047

   92          EMBASSY SUITES EPT LIMITED PRTNERSH                                                       4,549

SCHEDULE                      LESSEE                                                                  PURCH PRICE
   93          EQUITY INNS, L.P.                                                                        25,119

   94          EQUITY INNS, L.P.                                                                        25,104

   95          ESCALADE                                                                                 70,744

   96          ESCALADE                                                                                139,384

   97          ESCALADE                                                                                  5,994

   98          ESCALADE                                                                                 13,525

   99          ESCALADE                                                                                 63,174

  100          ESCALADE                                                                                 94,586

  101          ESCALADE                                                                                 40,509

  102          ESCALADE                                                                                 20,673

  103          ESCALADE                                                                                 76,985

  104          EVOLUTIONARY TECHNOLOGIES, INC.                                                          75,846

  105          EVOLUTIONARY TECHNOLOGIES, INC.                                                         179,499

  106          EXCEL ENTERPRISES, INC.                                                                 219,521

  107          EXPRESSGOLF, INC.                                                                        40,000

  108          FAIR LEE ASSOCIATES L.P.                                                                 13,029

  109          FAMCO OF TAMPA, INC.                                                                     51,225

  110          FAMCO OF TAMPA, INC.                                                                     26,082

  111          FCOAM, INC.                                                                              61,158

  112          FELCOR SUITES LIMITED PARTNERSHIP                                                        94,848

  113          FREDERICK T. USHER                                                                      109,880

  114          FREDERICK T. USHER                                                                       93,737

  115          GALAXY INVESTMENTS CORPORATION                                                           46,854

  116          GALAXY INVESTMENTS CORPORATION                                                           32,729

  117          GOLDEN OPERATING CORPORATION                                                            123,456

  118          GOODMAN 55/MCNEIL PARTNERSHIP                                                            42,608

  119          GREAT WESTERN BAGELS, L.C.                                                              264,912

  120          GREAT WESTERN BAGELS, L.C.                                                              105,081

  121          HALLWOOD HOTELS, INC.                                                                    38,513

  122          HAY-LODGE, INC.                                                                         147,870

  123          HEIDBREDER, INC.                                                                        158,497

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  124          HESTIA CORPORATION                                                                       49,385

  125          HIGGINS ENTERPRISES, L.P.                                                                33,030

  126          HIGGINS ENTERPRISES, L.P.                                                                43,724

  127          HIGGINS ENTERPRISES, L.P.                                                                 3,027

  128          HKN, INC.                                                                                37,497

  129          HKN, INC.                                                                                45,689

  130          HYANNIS DAIRY FAMRS, INCORPORATED                                                       244,217

  131          INFINITY FINANCIAL TECHNOLOGY, INC.                                                      39,212

  132          INFINITY FINANCIAL TECHNOLOGY, INC.                                                     105,026

  133          INFINITY FINANCIAL TECHNOLOGY, INC.                                                      98,729

  134          INFINITY FINANCIAL TECHNOLOGY, INC.                                                     123,033

  135          INQUIRY.COM, INC.                                                                        90,569

  136          INTER-LINK INVESTMENTS, INC.                                                             23,648

  137          INTER-LINK INVESTMENTS, INC.                                                             10,423

  138          INTERCARDIA, INC.                                                                        12,775

  139          INTERCARDIA, INC.                                                                        13,700

  140          INTERCARDIA, INC.                                                                        30,267

  141          INTRINSA CORPORATION                                                                     19,317

  142          JALISCO, INC.                                                                            27,318

  143          JAY RAM, INC.                                                                            36,300

  144          JAYANTIM NATHU AND DAXA J. PATEL                                                         37,212

  145          JAYANTILAL R. PATEL                                                                     104,169

  146          JAYANTILAL R. PATEL                                                                      44,706

  147          KAMRANNA, INC. DBA SIR SPEEDY #7399                                                      83,678

  148          KANTI PATEL AND KALA PATEL                                                               71,841

  149          KANTI PATEL AND KALA PATEL                                                               25,744

  150          KANTI PATEL AND KALA PATEL                                                                8,786

  151          KARMA, INC.                                                                              25,507

  152          KEARNS & MCDOWELL DEVELOPERS, LLC                                                        37,994

  153          KML ENTERPRISES INC.                                                                    209,000

  154          KNOWLEDGE ADVENTURE, INC.                                                               107,169

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  155          KNOWLEDGE ADVENTURE, INC.                                                               149,054

  156          KNOWLEDGE ADVENTURE, INC.                                                               252,583

  157          KRISHNA CORPORATION                                                                      25,949

  158          KRISHNA CORPORATION                                                                      39,487

  159          KRISHNA MOTEL, INC.                                                                      37,569

  160          L.R.T.R., INC.                                                                          138,032

  161          LANSDALE ATLANTIC ASSOCIATES                                                             21,904

  162          LATITUDE COMMUNICATIONS, INC.                                                            80,378

  163          LATITUDE COMMUNICATIONS, INC.                                                            26,749

  164          LATITUDE COMMUNICATIONS, INC.                                                            62,466

  165          LEE STREET II, L.L.C.                                                                   275,297

  166          LEHIGH VALLEY HEEL QUICKLING                                                             66,015

  167          LEROY & SHERIDA STONE                                                                   154,268

  168          LEROY & SHERIDA STONE                                                                    59,557

  169          LEROY & SHERIDA STONE                                                                    22,598

  170          LEUKOSITE, INC.                                                                         182,655

  171          LOGAN MOTEL DBA HOJO INN                                                                 27,940

  172          LOMBARD HOTEL GROUP                                                                      82,000

  173          LONCAR VENTURES, INC.                                                                    91,150

  174          LOOKING GLASS TECHNOLOGIES, INC.                                                         59,862

  175          LOOKING GLASS TECHNOLOGIES, INC.                                                         57,525

  176          LOOKING GLASS TECHNOLOGIES, INC.                                                        143,864

  177          MACON BAGELS, LLC                                                                       232,506

  178          MAHANIDHI CORPORATION                                                                   152,223

  179          MARIANNA LODGING, INC.                                                                   40,785

  180          MAYUR B. PATEL                                                                          173,071

  181          MERCATOR GENETICS, INC.                                                                  97,810

  182          MERCATOR GENETICS, INC.                                                                 108,406

  183          MERCATOR GENETICS, INC.                                                                 233,956

  184          MESSINIA, INC.                                                                           40,987

  185          MESSINIA, INC.                                                                           95,771

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  186          MICRO INTERVENTIONAL SYSTEMS                                                            369,980

  187          MINERVA SYSTEMS, INC.                                                                   270,218

  188          MINERVA SYSTEMS, INC.                                                                   140,802

  189          MRC HOTEL PARTNERS LTD.                                                                  25,553

  190          MUELLER INVESTMENTS                                                                       2,506

  191          MULTEX SYSTEMS, INC.                                                                     53,877

  192          MULTEX SYSTEMS, INC.                                                                     50,407

  193          NACHAS REALTY CORP. DBA RAMADA INN                                                       55,687

  194          NESBITT PARTNERS SAN LUIS OBISPO                                                         80,343

  195          NETSCAPE COMMUNICATIONS CORPORATION                                                     445,057

  196          NETSCAPE COMMUNICATIONS CORPORATION                                                      96,379

  197          NEXSTAR PHARMACEUTICALS, INC.                                                           537,706

  198          NEXSTAR PHARMACEUTICALS, INC.                                                            51,152

  199          NEXSTAR PHARMACEUTICALS, INC.                                                           125,856

  200          NIRMAN ENTERPRISES ASSOCIATES                                                            36,534

  201          NITEEN HOTELS (NY) CORP.                                                                 66,851

  202          NITEEN HOTELS (NY) CORP.                                                                 24,858

  203          NO NAME, INC.                                                                             8,140

  204          NOGALES CHICKEN, LTD.                                                                    80,319

  205          NOGALES CHICKEN, LTD.                                                                    23,056

  206          NORTH MOUNTAIN SOFTWARE, INC.                                                            25,399

  207          O'CONNOR/MCI ASSOCIATES                                                                  32,039

  208          OASIS PROPERTY, INC.                                                                     31,451

  209          OBJECTIVITY, INC.                                                                        46,002

  210          OCALA QUALITY MANAGEMENT, INC.                                                           30,585

  211          OMAHA HOTEL, INC.                                                                        25,151

  212          OMAHA HOTEL, INC.                                                                         7,539

  213          OMAHA HOTEL, INC.                                                                        13,390

  214          OURN, INC.                                                                               35,253

  215          P & S INVESTMENT, INC.                                                                   81,725

  216          PABLO ALVARADO                                                                           25,970

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  217          PABLO ALVARADO                                                                           58,234

  218          PAC ASSOCIATES                                                                           15,314

  219          PEACH PROPERTIES DBA SLEEP INN                                                          110,998

  220          PLASMA & MATERIALS TECHNOLOGIES INC.                                                    154,491

  221          PLASMA & MATERIALS TECHNOLOGIES INC.                                                    123,491

  222          PLASMA & MATERIALS TECHNOLOGIES INC.                                                    250,000

  223          PND MOTEL CORPORATION                                                                    45,303

  224          PND MOTEL CORPORATION                                                                    31,593

  225          POP ROCKET, INC.                                                                         67,844

  226          PREGO RESTAURANTS, INC.                                                                 152,969

  227          PREGO RESTAURANTS, INC.                                                                  39,192

  228          PRUDENTIAL/HEI JOINT VENTURE                                                             51,779

  229          R & B FOTO, INC.                                                                        188,147

  230          R & R ENTERPRISES, L.L.C.                                                                 2,339

  231          RADISH COMMUNICATIONS SYSTEMS, INC.                                                      55,820

  232          RADISH COMMUNICATIONS SYSTEMS, INC.                                                      50,758

  233          RAMBUS INC.                                                                             110,061

  234          RAMBUS INC.                                                                              44,683

  235          RAMBUS INC.                                                                              65,755

  236          RAMBUS INC.                                                                             146,310

  237          RBM COMPANY                                                                              80,455

  238          RED BRICK SYSTEMS                                                                       216,750

  239          RED BRICK SYSTEMS                                                                       100,500

  240          RED BRICK SYSTEMS                                                                        97,857

  241          RER LODGING, INC.                                                                        53,712

  242          RICHARD H. CONKLIN                                                                       77,536

  243          RICHMAR INN                                                                             262,964

  244          RICHMAR INN                                                                              46,694

  245          RICHMAR INN                                                                              23,931

  246          ROCKY MOUNTAIN BAGEL COMPANY, INC.                                                      202,536

  247          S & B MOTELS, INC.                                                                       81,893

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  248          S & B MOTELS, INC.                                                                      103,062

  249          S & B MOTELS, INC.                                                                       18,472

  250          S & K INTERNATIONAL INCORPORATED                                                         42,202

  251          S & S PIZZA, INC.                                                                        20,600

  252          S & S PIZZA, INC.                                                                        63,443

  253          S & S PIZZA, INC.                                                                        30,534

  254          S. EIGHT CORP.                                                                           69,529

  255          S. EIGHT CORP.                                                                           19,716

  256          SAHI I, LIMITED                                                                          49,674

  257          SAIRAM PROPERTIES, INC.                                                                  35,106

  258          SAIRAM PROPERTIES, INC.                                                                  17,356

  259          SANJIT INVESTMENTS, INC.                                                                 45,988

  260          SARJIT S. GHOMAN & RAMJIT K. GHOMAN                                                      46,292

  261          SARJIT S. GHOMAN & RAMJIT K. GHOMAN                                                     125,915

  262          SARJIT S. GHOMAN & RAMJIT K. GHOMAN                                                      66,828

  263          SAROS CORPORATION                                                                       638,034

  264          SAROS CORPORATION                                                                       133,019

  265          SEQ, LTD.                                                                                89,441

  266          SEQ, LTD.                                                                               101,887

  267          SEQ, LTD.                                                                               148,533

  268          SGF BUSINESS SERVICES, INC.                                                              66,000

  269          SHEENAL, INC.                                                                            50,166

  270          SILICON VIDEO CORPORATION                                                                95,302

  271          SILICON VIDEO CORPORATION                                                               482,144

  272          SILICON VIDEO CORPORATION                                                                74,376

  273          SITARAMBHAI N. BHAKTA                                                                    42,161

  274          SITARAMBHAI N. BHAKTA                                                                    41,301

  275          SONUS PHARMACEUTICALS, INC.                                                             117,171

  276          STOUGARD SAFARI BURGERS, INC.                                                           206,994

  277          SUNRISE BAGEL COMPANY                                                                   106,641

  278          SUNRISE BAGEL COMPANY                                                                    65,449

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  279          SUNRISE BAGEL COMPANY                                                                    22,950

  280          SUPERIOR BAKERY NO. 1 LLC                                                               161,263

  281          TEE TO GREEN GOLF, INC.                                                                  26,843

  282          TERRAPIN TECHNOLOGIES, INC.                                                             121,970

  283          TERRAPIN TECHNOLOGIES, INC.                                                              55,314

  284          TESSERA, INC.                                                                            78,965

  285          TESSERA, INC.                                                                            37,119

  286          TESSERA, INC.                                                                            54,656

  287          THE ADDRAE GROUP LTD.                                                                    40,000

  288          THE ADDRAE GROUP LTD.                                                                    26,108

  289          THE BELLEVUE INN, A PARTNERSHIP                                                         186,612

  290          THE BELLEVUE INN, A PARTNERSHIP                                                          48,655

  291          THE BELLEVUE INN, A PARTNERSHIP                                                           5,237

  292          THE LEE GROUP MANAGEMENT CORP.                                                           15,566

  293          THE PARKWOOD INN, LTD. DBA PARKWOOD                                                      60,043

  294          THE PARKWOOD INN, LTD. DBA PARKWOOD                                                      43,847

  295          THE PARKWOOD INN, LTD. DBA PARKWOOD                                                     116,060

  296          THE PARKWOOD INN, LTD. DBA PARKWOOD                                                      30,818

  297          THE VANTIVE CORPORATION                                                                  39,521

  298          THE VANTIVE CORPORATION                                                                 110,575

  299          THE VANTIVE CORPORATION                                                                  61,655

  300          THE VANTIVE CORPORATION                                                                 226,268

  301          THE VANTIVE CORPORATION                                                                  58,095

  302          THOMAS J. LAPLANTE                                                                       43,394

  303          TRANSCEND THERAPEUTICS, INC.                                                             25,993

  304          TRANSCEND THERAPEUTICS, INC.                                                             35,764

  305          TRAVELHOST, INC.                                                                         44,329

  306          TRAVELHOST, INC.                                                                         45,604

  307          TREKO DEVELOPMENT-PORTAGE L.L.C.                                                        100,604

  308          TREKO DEVELOPMENT-PORTAGE L.L.C.                                                         30,646

  309          TRUPOS, INC.                                                                            128,637

SCHEDULE                      LESSEE                                                                  PURCH PRICE
  310          TUKWILA ASSOCIATES LIMITED                                                               25,378

  311          TYSON CORNER HOTEL ASSOCIATES, L.P.                                                      53,126

  312          UNICORN GROUP ONE                                                                        69,784

  313          UPPER MARLBORO ENTERTAINMENT, INC.                                                      244,462

  314          VAN K. NGUYEN                                                                           130,000

  315          VANLEE CORP.                                                                             86,882

  316          VATEROTT PROPERTIES                                                                      23,918

  317          VERITY, INC.                                                                            146,911

  318          WALDEN AVE-BLEND ALL HOTEL DEV CO.                                                       46,232

  319          WALTER FAMILY PARTNERSHIP                                                                42,968

  320          WATERMARK SOFTWARE, INC.                                                                 32,658

  321          WATUPPA ENTERPRISES                                                                      22,136

  322          WILLIAM D. BAYLIS                                                                        20,008

  323          ZARCO HOTELS, INCORPORATED                                                              156,119

  324          ZARCO HOTELS, INCORPORATED                                                               43,135

  325          ZEBA GROUP, INC.                                                                        101,832